BURMAH CASTROL GROUP U.S.A.

THRIFT PLAN

Effective Date January 1, 1974

Amended and Restated January 1, 1997

TABLE OF CONTENTS

ARTICLE                                                                                                                  PAGE

INTRODUCTION		vi
I. DEFINITIONS		1
1.01	Additional Contribution Account	1
1.02	Additional Contributions	1
1.03	Adjustment	1
1.04	Allocation Date	1
1.05	Annual Additions	1
1.06	Authorized Absence	1
1.07	Basic Contributions	1
1.08	Beneficiary	1
1.09	Board	1
1.10	Burmah Group	1
1.11	Burmah Group Company	2
1.12	Committee	2
1.13	Compensation	2
1.14	Contributions	2
1.15	Corporation	3
1.16	Current Balance	3
1.17	Defined Benefit Plan	3
1.18	Defined Contribution Plan	3
1.19	Delayed Retirement Date	3
1.20	Disability Retirement Date	3
1.21	Early Retirement Date	3
1.22	Effective Date	3
1.23	Eligible Participant	3
1.24	Employee	3
1.25	Employer	4
1.26	Employer Incentive Account	4
1.27	ERISA	4
1.28	Fiduciary	4
1.29	Fund	4
1.30	Highly Compensated Employee	4
1.31	Hours of Service	4
1.32	Incentive Contributions	6
1.33	Individual Account	6
1.34	Investment Fund	6
1.35	IRC or Code	6
1.36	Limitation Year	6
1.37	Maximum Compensation	6
1.38	Non-Highly Compensated Employee	7
1.39	Normal Retirement Date	7
1.40	One Year Break in Service	7
1.41	Participant	8
1.42	Participant Basic Contribution Account	8
1.43	Participant Voluntary Contribution Account	8
1.44	Plan	8
1.45	Plan Year	8
1.46	Pre-Tax Contribution Account	8
1.47	Pre-Tax Contributions	8
1.48	Prior Plan Account	8
1.49	Restricted Rollover Account	9
1.50	Rollover Account	9
1.51	Rollover Contributions	9
1.52	Total and Permanent Disability or Totally and Permanently Disabled	9
1.53	Trust Agreement	9
1.54	Trustee	9
1.55	Voluntary Contributions	9
1.56	Year of Service	9

II.	ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION	11

2.01	Eligibility	11
2.02	Participation	11
2.03	Beneficiary Designation	11
2.04	Change in Employment Status	12
III. CONTRIBUTIONS AND ALLOCATIONS		13
3.01	Pre-Tax Contributions	13
3.02	Voluntary Contributions	14
3.03	Incentive Contributions	15
3.04	Additional Contributions	16
3.05	Rollover Contributions	16
3.06	Allocation of Adjustment	17
3.07	Equitable Allocations	17

IV.	LIMITATIONS ON CONTRIBUTIONS, MAXIMUM BENEFITS AND REQUIRED DISTRIBUTIONS OF BENEFITS
		18
4.01	Testing of Pre-Tax Contributions	18
4.02	Testing of Voluntary Contributions and Incentive Contributions	21
4.03	Maximum Pre-Tax Contributions	24
4.04	Maximum Additions	25
4.05	Multiple Plan Participation	26
4.06	Required Distributions	27

V. DISTRIBUTIONS		28
5.01	Normal Retirement	28
5.02	Delayed Retirement	28
5.03	Early Retirement	28
5.04	Disability Retirement	29
5.05	Death Before Retirement or Termination of Employment	30
5.06	Death After Retirement or Termination of Employment	30
5.07	Termination of Employment	30
5.08	Method of Payment	30
5.09	Benefits to Minors and Incompetents	31
5.10	Directed Rollovers	32
5.11	Distribution to Alternate Payee under a Qualified
	Domestic Relations Order	33
VI. WITHDRAWALS AND LOANS		33
6.01	Withdrawal of Basic Contributions and Voluntary Contributions	33
6.02	Withdrawal of Incentive Contributions	33
6.03	Withdrawals While Employed	34
6.04	Hardship Withdrawals	34
6.05	Loans	35
VII. FUNDING		39
7.01	Contributions	39
7.02	Trustee	39
7.03	Direction of Investment of Contributions	39
7.04	Change in Direction of investment of Contributions	40
7.05	Change in Direction of Investment of Prior Contributions	40
7.06	Allocations	40

VIII.	FIDUCIARIES	40
		40
8.01	General	41
8.02	Corporation	41
8.03	Trustee	41
8.04	Pension and Thrift Committee	41
8.05	Claims for Benefits	42
8.06	Claims Procedures	42
8.07	Records	43
8.08	Missing Persons	43

IX.	AMENDMENT AND TERMINATION OF THE PLAN	44

9.01	Amendment of the Plan	44
9.02	Termination of the Plan	44

X.	PROVISIONS RELATIVE TO EMPLOYER INCLUDED IN THE PLAN	44

10.01	Method of Participation	44
10.02	Withdrawal	44

XI.	TOP HEAVY PLAN PROVISIONS	45

11.01	General	45
11.02	Definitions	45
11.03	Minimum Top Heavy Contribution	47
11.04	Defined Benefit Plan Minimum Accrued Benefit	47
11.05	Multiple Plan Participation	47
11.06	No Duplication of Minimum Benefit	47
11.07	Top Heavy Assumptions	47

XII.	MISCELLANEOUS	48

12.01	Governing Law	48
12.02	Construction	48
12.03	Administrative Expenses	48
12.04	Participant's Rights; Acquittance	48
12.05	Spendthrift Clause	48
12.06	Merger, Consolidation or Transfer	48
12.07	Mistake of Fact	48
12.08	Indemnification	48
12.09	Counterparts	48
12.10	Maximum Deductible Contribution	49
12.11	Payment of Contributions of the Employer to Trustee	49
12.12	Notification of Individual Account Balance	49

ADOPTION OF THE PLAN

Special Provisions Applicable to Amounts Transferred from the Optimol Lubricants, Inc. Profit Sharing Plan	Appendix A

Special Provisions Applicable to Amounts Transferred from the CRP Industries, Inc. 401(k) Plan	Appendix B

Special Provisions Applicable to Amounts Transferred From the Chem-Trend, Inc. Thrift Plan	Appendix C

INTRODUCTION

            The Burmah Group U.S. Thrift Plan became effective January 1, 1974, and was subsequently amended with the most recent amendment and restatement being effective January 1, 1984. The Plan was renamed the Burmah Castrol Group U.S.A. Thrift Plan as of January 1, 1991.

            The purpose of this Plan, which shall be qualified as a profit sharing plan under applicable governmental rules, is to provide additional incentive and retirement security for eligible employees of participating Employers.

            The amended and restated Thrift Plan herein contained constitutes an amendment, effective January 1, 1997 except where otherwise specifically indicated, to the earlier plan provisions, rather than a replacement of such plan. The plan provisions as in effect immediately prior to this January 1, 1997 amendment shall remain in effect for those Participants who are not actively employed by the participating Employers at any time after such date. The assets held under the Trust Agreement will continue to be held pursuant to the Plan as herein amended.

            It is intended that this amended and restated Plan, together with the Trust Agreement, meet all the requirements of the Internal Revenue Code of 1986, as amended, and the Plan shall be interpreted, wherever possible, to comply with the terms of the Code and all formal regulations and rulings issued under the Code and amendments thereto.

            The Plan has been amended and restated effective January 1, 1997 (except where otherwise specifically provided) to comply with the applicable requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform act of 1998, and to incorporate all amendments made since the last previous restatement.  The Plan as so amended and restated has the terms and provisions hereinafter set forth.

ARTICLE I

DEFINITIONS

            As used herein and in the concomitant Trust Agreement, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:

1.01            Additional Contribution Account means that portion of a Participant's Individual Account attributable to the Additional Contribution allocated to such Participant pursuant to Section 3.04(b) and the Participant's proportionate share of the Adjustment attributable to his Additional Contribution Account.

1.02            Additional Contributions means Contributions made by an Employer pursuant to Section 3.04(a).

1.03            Adjustment means the net increases and decreases in the market value of the Fund during each calendar day including any Contributions made on an Allocation Date. Such increases and decreases shall include such items as realized or unrealized investment gains and losses and investment income allocated to the Participant's Individual Account pursuant to Section 7.06 hereof, and may include expenses of administering the Fund and the Plan.

1.04            Allocation Date means the last day of each calendar month, or any other date as determined by the Committee.

1.05            Annual Additions means for any Employee in any Limitation Year, the sum of Contributions made by the Employer, Contributions made by the Employee and forfeitures.

1.06            Authorized Absence means any leave of absence without regular pay approved by an Employer and any lay-off not in excess of one (1) year, provided that the Employee returns to work within twelve (12) months following the commencement of the layoff.

1.07            Basic Contributions means Contributions made to the Fund by an Employee for periods prior to January 1, 1984, pursuant to Section 3.06 of the Plan as then in effect.

1.08            Beneficiary means any person designated by a Participant or otherwise entitled to receive such benefits as may become payable hereunder after the death of such Participant in accordance with Section 2.03.

1.09            Board means the board of directors of the Corporation or the Executive Committee of the Board.

1.10            Burmah Group means all foreign and domestic corporations in which The Burmah Castrol Public Limited Company has a direct or indirect ownership interest of more than fifty percent (50%) and any other organization which is a member of the same controlled group of organizations which includes The Bunmah Castrol Public Limited Company as determined pursuant to IRC Sections 414(b), (c), (m) and (o). Effective May 16, 1989, the term Burmah Group shall also mean Burmah Gas Transport Limited, a corporation organized under the laws of Liberia, and Burmah LNG Shipping, Inc. ("BGT"), a corporation organized under the laws of Liberia, and Burmah LNG Shipping, Inc. ("LNG"), a Delaware corporation. Notwithstanding the foregoing, the term Burmah Group as used in this Plan shall not include BGT or LNG for any period on or after the effective date of the sale of the stock of BGT and LNG to Mitsui O.S.K. Lines, Ltd.

1.11            Burmah Group Company means any organization which is a member of the Burmah Group, whether or not such organization is an Employer, and any other organization which is required to be aggregated with such organization under the rules contained in IRC Sections 414(b), (c), (m), and (o). An organization shall not be treated as a Burmah Group Company for any period prior to the date on which it becomes a Burmah Group Company except as specifically provided in the Plan.

1.12            Committee means the Pension and Thrift Committee provided for in Article VIII.

1.13             Compensation means, except as provided herein, the Employee's regular basic compensation, prior to withholding, paid to or accrued for him by any Employer during the Plan Year, including regular base salary and commissions and vacation buy-back pay but excluding overtime payments, deferred compensation, contractual bonuses, bonuses derived by formula, discretionary bonuses, severance pay and any contributions, credits or benefits (other than the Employee's Pre-Tax Contributions to the Plan) under any other employee benefit plan maintained by the Employer. Notwithstanding the foregoing, Compensation shall include Pre-Tax Contributions made on behalf of a Participant for a Plan Year.

Compensation in excess of $160,000 shall be disregarded; provided, however, that this $160,000 limit shall be automatically adjusted to the maximum permissible dollar limitation permitted by the Secretary of Treasury pursuant to IRC Section 401(a)(17).

Compensation of an Employee who is at any time simultaneously in the employ of more than one Employer shall be the sum of such Compensation received by the Employee from all such Employers; provided, however, that the limit on annual Compensation described in the preceding paragraph shall apply separately to the Compensation received by a Participant from each Burmah Group Company that is considered a separate employer under the rules set forth in IRC Section 414(b), (c), (m) and (o).

1.14            Contributions means payments as provided herein by an Employer and/or the Participant or an Employee to the Trustee for the purpose of providing the benefits under this Plan.

1.15            Corporation means Burusa, Inc., a Delaware corporation, or any successor thereto. The Corporation is the sponsor, the named Fiduciary and the administrator of the Plan for purposes of ERISA as it relates to the employees of each Employer.

1.16            Current Balance as used in regard to a Participant's Individual Account or stipulated portion thereof, means, as of any date, the account balance as of such date plus the Adjustment and any Contributions credited to his Individual Account as of such date.

1.17            Defined Benefit Plan means a plan established and qualified under IRC Section 401 or 403, except to the extent it is, or is treated as, a Defined Contribution Plan.

1.18            Defined Contribution Plan means a plan which is established and qualified under IRC Section 401 or 403, which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to each participant's account and any income and expenses or gains or losses (both realized and unrealized) which may be allocated to such accounts.

1.19            Delayed Retirement Date means the first day of the month coinciding with or next following the Participant's date of termination of employment after his Normal Retirement Date.

1.20            Disability Retirement Date means the first day of the month coinciding with or next following the date the Participant is determined to be Totally and Permanently Disabled.

1.21            Early Retirement Date means the first day of the month coinciding with or next following the Participant's date of termination of employment prior to his Normal Retirement Date provided that the Participant has attained the age of fifty-five (55) and completed at least ten (10) Years of Service.

1.22            Effective Date means January 1, 1974, or such later date as of which an Employer shall have adopted the Plan for its Employees. The Effective Date of this amended and restated Plan shall, except as otherwise specifically set forth herein, be January 1, 1997.

1.23            Eligible Participant means a Participant described in Section 3.03(d) of the Plan.

1.24            Employee means any person employed by an Employer whose compensation, in whole or in part, is determined on an hourly, weekly, bi-monthly, monthly or annual basis, but excluding (a) persons under contract to The Burmah Castrol Public Limited Company or one of its subsidiaries (other than an Employer) who are assigned on a temporary basis to an Employer, (b) any person who is a member of a collective bargaining unit recognized by an Employer if retirement benefits have been the subject of good faith bargaining between such Employer and the representatives of the employees in such unit and (c) any person considered a leased employee within the meaning of IRC Section 414(n).

1.25            Employer means the Corporation and any other organization which (a) is a member of the Burmah Group, (b) the Board shall have authorized to adopt the Plan and (c) has adopted the Plan through appropriate action of its board of directors or other governing body, or any successor to one or more of such entities.

1.26            Employer Incentive Account means that portion of a Participant's Individual Account attributable to the Incentive Contribution allocated to such Participant pursuant to Section 3.03 and the Participant's proportionate share of the Adjustment attributable to his Employer Incentive Account.

1.27            ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.28            Fiduciary means the Corporation, the Committee and any individual, corporation, firm or other entity which assumes, in accordance with Article VIII, responsibilities of the Corporation or the Committee respecting management of the Plan or the disposition of its assets.

1.29            Fund means the trust fund created in accordance with Article VII.

1.30            Highly Compensated Employee means:

            Any employee who meets one of the following criteria -

              (i)            was at any time a Five Percent (5%) Owner of a Burmah Group Company during the Plan Year or the previous Plan Year; or

             (ii)            received Maximum Compensation from a Burmah Group Company for the previous Plan Year (or, in the case of a determination made for the Plan Year ending December 31, 1997, for 1997) in excess of eighty thousand dollars ($80,000) (or such larger amount as may be determined by the Secretary of Treasury);or

                Any former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee (i) when he terminated employment, or (ii) at any time after attaining age fifty-five (55).

            The term "Five Percent (5%) Owner" shall have the same meaning as is specified in IRC Section 416(i). The determination of Maximum Compensation for purposes of this Section shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under IRC Sections 125, 402(e)(3) and 403(b), or 457.

1.31            Hours of Service means the sum of:

1.31 (a)      Each hour for which an employee is paid, or entitled to payment for the performance of duties for a Burmah Group Company during the applicable computation period.

1.31 (b)      Each hour for which an employee is paid, or entitled to payment by a Burmah Group Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or leave of absence. However, the determination of hours under this Section 1.30(b) shall be subject to the following restrictions:

              (i)          No more than five hundred one (501) hours shall be credited to an employee during any single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period).

             (ii)          No such hours shall be credited to an employee if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment or disability insurance laws.

             (iii)         Hours shall not be credited for a payment which (a) solely reimburses an employee for medical or medically related expenses incurred by the employee or (b) constitutes severance pay or any other form of deferred compensation for services rendered to any Employer.

1.31 (c)        Each hour during which an employee is paid, or entitled to payment, by a Burmah Group Company on account of a period of time during which no duties are performed due to an Authorized Absence or military duty and any other periods in which an employee was not paid or entitled to payment and would presumably have performed services for a Burmah Group Company but for the fact that such individual was on an Authorized Absence or on a military leave of absence for service in the armed forces of the United States of America, provided the individual entered such service directly from the employ of a Burmah Group Company, was discharged from such service and was reemployed by a Burmah Group Company within the period during which his employment rights as a veteran are protected by law.

1.31 (d)        Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Burmah Group Company provided, however, that the same hours shall not be credited under Section 1.31(a), Section 1.31(b), Section 1.31 (c) or Section 1.31 (d) hereunder.

              Hours of Service shall not include any period during which the Employee was employed by a predecessor of a Burmah Group Company, unless the predecessor's organization maintained the Plan or a predecessor plan or credit for such period of employment is otherwise granted under the Plan.

              Hours of Service under Sections 1.31(a), (c) and (d) shall be determined from the Employer records. Hours of Service under Section 1.31(b) shall be determined in accordance with Department of Labor Regulations 2530.200b-2. Hours of Service hereunder shall be credited to the appropriate computation period in accordance with Department of Labor Regulation 2530.200b-2(c).

               Notwithstanding any provision of this plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with §414(u) of the Internal Revenue Code. Furthermore, nothing in this Section 1.31 shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law.

1.32      Incentive Contributions means Contributions made by an Employer pursuant to Section 3.03(a).

1.33      Individual Account means the detailed record kept of the amounts credited or charged to each individual in accordance with the terms hereof. Such Individual Account is hereby established and is comprised of a Pre-Tax Contribution Account, a Participant Basic Contribution Account, a Participant Voluntary Contribution Account, an Employer Incentive Account, an Additional Contribution Account, a Restricted Rollover Account, a Rollover Account and a Prior Plan Account.

1.34      Investment Fund means an Investment Fund as described in Article VII.

1.35      IRC or Code means the Internal Revenue Code of 1986, as amended.

1.36      Limitation Year means the twelve (12) month period commencing January 1 and ending December 31.

1.37      Maximum Compensation means a Participant's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following:

1.37 (a)        Employer contributions to a plan of a deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a Simplified Employee Pension plan to the extent such contributions are deductible under IRC Section 404(h), and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Employee when distributed; provided, however, that on and after January 1, 1998, Maximum Compensation shall include elective deferrals (as defined in Section 402(g)(3) of the Code), and any amount contributed or deferred by the Employer at the election of the Employee and which is excluded from income by reason of Section 125 or Section 457 of the Code.

1.37 (b)        Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

1.37 (c)        Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

1.37 (d)        Other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee).

Subject to the foregoing, Maximum Compensation for any Limitation Year is the compensation actually paid or includable in gross income during such year.

This definition shall be interpreted consistent with IRC Section 415 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition, inclusive of any provisions and requirements stated thereunder but hereinabove absent.

1.38      Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

1.39      Normal Retirement Date means the Participant's sixty-fifth (65th) birthday.

1.40      One Year Break in Service means a Plan Year during which an Employee has not completed more than five hundred (500) Hours of Service.

To the extent not already credited, Hours of Service shall be credited solely for purposes of determining whether a One Year Break in Service has occurred with respect to an Employee who is absent from work regardless of whether the Employee is paid for such absence:

1.40(a) By reason of the pregnancy of the Employee,
1.40(b) By reason of the birth of a child of the Employee,
1.40(c) By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or
1.40(d) For purposes of caring for such child for a period beginning immediately following such birth or placement.

Hours of Service to be credited for such purpose shall be:

              (i)            the Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or

             (ii)            in any case in which the Committee is unable to determine the hours in (i) above, eight (8) Hours of Service per normal workday of absence, except that the total number of hours treated as Hours of Service by reason of any such pregnancy or placement shall not exceed five hundred one (501) hours. The hours in items (i) and (ii) above shall be treated as Hours of Service hereunder:

            (iii)            only in the Plan Year in which the absence from work begins, if an Employee would be prevented from incurring a One Year Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service as provided in Sections 1.40(a), (b), (c) or (d) above; or

            (iv)             in any other case, in the immediately following Plan Year.

Further, the Committee may request that the Employee furnish any information the Committee may require to establish that the absence is for the reasons hereinbefore provided and the number of days for which there was such an absence. In the event such information is not submitted in a timely manner, no Hours of Service shall be credited pursuant to this paragraph.

1.41      Participant means any Employee who becomes a Participant as provided in Article II.

1.42      Participant Basic Contribution Account means that portion of a Participant's Individual Account attributable to Basic Contributions which were allocated to such Participant for periods prior to January 1, 1984, and the Participant's proportionate share of the Adjustment attributable to his Participant Basic Contribution Account.

1.43      Participant Voluntary Contribution Account means that portion of a Participant's Individual Account attributable to his own after-tax Voluntary Contributions allocated to such Participant pursuant to Section 3.02(b) and the Participant's proportionate share of the Adjustment attributable to his Participant Voluntary Contribution Account.

1.44      Plan means the Burmah Castrol Group U.S.A. Thrift Plan, as contained herein or as amended. Prior to January 1, 1991, the Plan was named the Burmah Group U.S. Thrift Plan.

1.45      Plan Year means the calendar year.

1.46      Pre-Tax Contribution Account means that portion of a Participant's Individual Account attributable to the Pre-Tax Contribution allocated to such Participant pursuant to Section 3.01 (b) and the Participant's proportionate share of the Adjustment attributable to his PreTax Contribution Account.

1.47      Pre-Tax Contributions means Contributions made by an Employer pursuant to Section 3.01(a).

1.48      Prior Plan Account means the portion of the Individual Account established on behalf of an Employee to hold amounts transferred to the Plan from a plan in which the Employee previously participated pursuant to a merger or transfer of assets subject to IRC Section 414(1). Special provisions applicable to amounts held in Participant's Prior Plan Accounts shall be described in appendices to the Plan.

1.49      Restricted Rollover Account means the portion of the Individual Account established on behalf of an Employee to hold the amount he elects to rollover into this Plan that is subject to the restrictions of IRC Section 401(k) and the proportionate share of the Adjustment attributable to the restricted Rollover Account. All amounts held in the Restricted Rollover Account shall at all times be one hundred percent (100%) vested.

1.50      Rollover Account means the portion of the Individual Account established on behalf of an Employee to hold the amount he elects to rollover into this Plan and the proportionate share of the Adjustment attributable to his Rollover Account. In no event shall any amount subject to IRC Section 401(k) be permitted to be held in this account. All amounts held in the Rollover Account shall at all times be one hundred percent (100%) vested.

1.51      Rollover Contributions means rollover contributions made to the Fund pursuant to Section 3.05.

1.52      Total and Permanent Disability or Totally and Permanently Disabled means a physical or mental disability or illness which would entitle the Participant to disability benefits under (i) the Social Security Act, whether or not he is actually insured for disability benefits under such Act or (ii) any long term disability plan sponsored by the Employer but administered by an independent third party. Total and Permanent Disability does not include a disability incurred in the course of and due solely to the military service of any Participant which prevents him from returning to employment with the Employer.

1.53      Trust Agreement means the agreement entered into between the Employer and the Trustee pursuant to Article VII.

1.54      Trustee means such individual, individuals or financial institution, or a combination of them as shall be designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan and shall include any successor trustee to the trustee initially designated thereunder.

1.55      Voluntary Contributions means after-tax Voluntary Contributions made to the Fund by an Employee pursuant to Section 3.02(a).

1.56      Year of Service means, for purposes of determining eligibility in Article II, for any Employee, a stated twelve (12) consecutive month period during which such Employee completed one thousand (1,000) or more Hours of Service for a Burmah Group Company. For purposes of determining eligibility for early retirement pursuant to Section 5.03, Year of Service means, for any Employee, a Plan Year in which the Participant completes one thousand (1,000) Hours of Service.

In the event an Employee is simultaneously in the employ of more than one Burmah Group Company or is transferred from the employment of one Burmah Group Company to the employment of another Burmah Group Company, the number of Hours of Service in determining Year of Service shall be the sum of the number of Hours of Service completed during such year.

For purposes of determining eligibility in Article II, periods of employment with a Burmah Group Company other than as an Employee which would have constituted a Year of Service had the Employee been employed as an Employee shall be included as if such periods had been performed as an Employee.

If any employees of another entity enter the employ of a Burmah Group Company by reason of acquisition after December 31, 1974, by any Burmah Group Company of the business of such other entity whether by merger, consolidation or otherwise, the Board shall determine in a uniform manner whether and to what extent service of such employees with such other entity (including service with any predecessor organization of such entity) prior to the time such entity became a Burmah Group Company shall be treated as Years of Service under the Plan.

If any corporation, trade or business becomes a Burmah Group Company after December 31, 1975, the Board shall determine in a uniform manner whether and to what extent service with such corporation, trade or business (including service with any predecessor organization) prior to the time such corporation, trade or business became a Burmah Group Company shall be treated as Years of Service under this Plan.

ARTICLE II

ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION

2.01      Eligibility - Each person who was a Participant on December 31, 1996, subject to the provisions hereinafter contained, shall continue as a Participant after such date.

Each Employee who was not a Participant on December 31, 1996, and each person who becomes an Employee after such date and who is not already a Participant shall be eligible to become a Participant on the first day of the month coinciding with or next following the completion of a Year of Service subsequent to the date on which he completed his first Hour of Service.

Notwithstanding the foregoing, an Employee who is not a Participant as of December 31, 1998 shall become a Participant on the first day of the month coinciding with or next following the latest of (1) January 1, 1999, (2) in the case of an Employee who is regularly scheduled to work less than 20 hours per week, the completion of a Year of Service subsequent to the date on which he completes his first Hour of Service, or (3) in the case of an Employee who is regularly scheduled to work at least 20 hours per week, the completion of period of service of thirty days subsequent to the date on which he completes his first Hour of Service.

Upon the completion of the first twelve (12) month period subsequent to the date on which he completes his first Hour of Service, the twelve (12) month period for determining the Year of Service shall be based on Plan Years starting with the Plan Year in which occurs the first anniversary of the date on which he completes the applicable first Hour of Service.

In the event an Employee ceases to be a Participant due to his termination of employment and is later reemployed, he shall once again become a Participant on his reemployment date.

2.02      Participation - Each eligible Employee shall become a Participant beginning with the date he first becomes eligible.  Such Participant may then elect, on forms provided by the Committee, to contribute to the Plan in accordance with Article III. If a Participant does not elect to contribute when initially eligible, he may elect to contribute in accordance with Article III effective on the first day of the month coinciding with or next following such election. Each person who becomes a Participant shall remain a Participant so long as he remains an Employee, or is entitled to future benefits under the terms of the Plan.

2.03      Beneficiary Designation - Each Participant shall designate a Beneficiary on forms furnished by the Committee, and such forms shall be maintained in files held by the Committee. A Participant may from time to time change the Beneficiary by written notice to the Committee and upon such change, the rights of all previously designated Beneficiaries to receive any benefits under this Plan shall cease.

If at the date of death of the Participant there is no valid and current Beneficiary designation on file with the Committee, then any death benefits which would have been payable to the Beneficiary shall be payable in order to the Participant's spouse, if living; if not living, to the Participant's surviving children, equally; the Participant's parents, equally; surviving brothers and sisters of the Participant, equally; and children of deceased brothers and sisters of the Participant, per stirpes; or if none survive, then to the Participant's estate.

The interpretation of the Committee with respect to any Beneficiary designation, subject to applicable law, shall be binding and conclusive upon all parties, and no person who claims to be a Beneficiary, or any other person, shall have the right to question any action of the Committee, which in the judgment of the Committee fulfills the intent of the Participant who filed such designation.

If a Beneficiary designated by a Participant is not the Participant's spouse, then the spouse's consent shall be required with respect to both the specific alternate Beneficiary and the form of payment for such designation to become effective. Such consent shall be witnessed by a representative of the Committee or a notary public. Any change in the designation of an alternate Beneficiary shall also require the consent of the spouse for such change to become effective. The Committee may accept an election other than that provided hereunder without the consent of the spouse if there is no spouse, the spouse cannot be located, or such other circumstances as may be prescribed by regulations. Any spousal consent shall only be applicable to the spouse granting such consent.

2.04      Change in Employment Status - In the event (1) a Participant is transferred from the employ of an Employer to the employ of a Burmah Group Company which is not a participating Employer hereunder, (2) an Employee is transferred to another employment classification and is no longer an Employee as defined in Section 1.24 hereof, or (3) the Employee's employer ceases to be a Burmah Group Company or ceases to be a participating Employer hereunder, such transfer or change in employment status shall not be deemed a termination of employment. No further Additional or Incentive Contributions will be made to the Participant's Individual Account, and no further Pre-Tax and Voluntary Contributions shall be permitted after the date the transfer or change in employment status becomes effective. However, a Participant's Individual Account shall continue to be held until the Participant is entitled to a distribution under the provisions of Article V. While such Individual Account is being held, it shall continue to share in the Adjustment of the Fund in accordance with Section 3.07.

ARTICLE III

CONTRIBUTIONS AND ALLOCATIONS

3.01      Pre-Tax Contributions

3.01(a)      Contributions - A Participant may elect to have Pre-Tax Contributions made to the Plan on his behalf as follows:

  (i)         A Participant shall make such an election by entering into a salary reduction agreement with his Employer in which it is agreed that the Participant's Employer will reduce the Participant's Compensation during each pay period by a designated percentage and contribute the amount so determined, expressed as a percentage of Compensation, to the Plan on behalf of the Participant. The designated percentage may be any whole percentage between two percent (2%) and six percent (6%) of the Compensation (effective July 1, 1994, any whole percentage between two percent (2%) and ten percent (10%) of Compensation and effective August 1, 1999, any whole percentage between two percent (2%) and fifteen percent (15%) of Compensation) otherwise payable to the Participant during the pay period. Such election shall be initially effective on the first regular payroll period falling on or after the first day of the month subsequent to the acceptance of such salary reduction agreement by the Employer.

              In the absence of any election to enter into a salary reduction agreement by the Participant, an eligible Employee shall nevertheless be considered a Participant hereunder for purposes of Section 4.01.

  (ii)        A Participant may elect to prospectively revoke a salary reduction agreement and elect to cease, reduce or increase the amount of his PreTax Contributions on a monthly basis. If contributions are increased, decreased or suspended hereunder, a Participant may again change his salary reduction agreement or sign a new salary reduction agreement, with no waiting period before contributions begin, except where the Participant's right to resume making Pre-Tax Contributions is limited in accordance with Section 6.05(d) (applicable to certain Participants who have received hardship withdrawals).

  (iii)       The Employer shall pay to the Trustee such Participant's Pre-Tax Contributions as soon as practicable (but no longer than fifteen (15) days after the end of the month in which the contribution is made) following the date such Pre-Tax Contributions were withheld from the Participant's Compensation.

3.01 (b)      Allocation - As of each Allocation Date, a Participant's Pre-Tax Contributions shall be credited to the Participant's Pre-Tax Contribution Account and shall not be subject to withdrawal, except as provided in Article VI.

3.02      Voluntary Contributions

3.02(a)      Contributions - A Participant shall be eligible to make Voluntary Contributions to the Plan as follows:

  (i)             All Voluntary Contribution elections shall be made on appropriate forms to be provided by the Committee. Such forms shall authorize the Employer to deduct from the Compensation thereafter payable to the Employee by the Employer the Voluntary Contribution amount herein elected. A Participant's Voluntary Contribution can be made only by payroll deduction from his Compensation payable pursuant to established pay periods. Deductions from Employee Compensation shall commence on the first regular payroll period falling on or after the first day of the month following the date such Voluntary Contribution election shall become effective. Pursuant to this Section, a Participant may elect to contribute to the Plan an amount not to exceed the lesser of (i) ten percent (10%) of Compensation during an appropriate pay period or (ii) the excess of twenty percent (20%) of Compensation during an appropriate pay period over the percentage of the Participant's Compensation contributed to the Plan as Pre-Tax Contributions for such pay period, to be expressed as a whole percentage, for each Plan Year during which he is a Participant.

  In the absence of any election to make Voluntary Contributions by the Participant, an eligible Employee shall nevertheless be considered a Participant hereunder for purposes of Section 4.02.

  (ii)             A Participant electing to make Voluntary Contributions to the Plan pursuant to this Section may elect to prospectively revoke his prior election and elect to cease, reduce or increase the amount of his future Voluntary Contributions to the Plan within the appropriate minimum and maximum. Any such election to cease, reduce, or increase the amount of a Participant's Voluntary Contributions may be made on a monthly basis. If Contributions are suspended hereunder, a Participant may again sign a salary reduction agreement, with no waiting period before Voluntary Contributions begin.

  (iii)             The Employer shall pay to the Trustee such Participant's Voluntary Contributions as soon as practicable (but no longer than fifteen (15) days after the end of the month in which the contribution is made) following the date such Voluntary Contributions were withheld from the Participant's Compensation.

3.02(b)      Allocation - As of each Allocation Date, a Participant's Voluntary Contributions shall be credited to the Participant Voluntary Contribution Account and shall not be subject to withdrawal, except as provided in Article VI.

3.03           Incentive Contributions

3.03(a)     Contributions - Except as otherwise provided in this Section 3.03(a), for each payroll period in Plan Years beginning on or after January 1, 1999, each Employer shall make an Incentive Contribution to the Fund equal to fifty percent (50%) of the first six percent (6%) of the Compensation for the payroll period contributed by each Eligible Participant as Pre-Tax Contributions to the Plan; subject to a maximum Incentive Contribution of three percent (3%) of Compensation. Notwithstanding the foregoing, for each Eligible Participant, other than Jeffrey Farley and Robert Celia, who is an Employee of Dryden Oil Company, Inc., the Employer shall make an Incentive Contribution to the Fund, for each payroll period in Plan Years beginning on or after January 1, 1999, equal to one hundred percent (100%) of the first four percent (4%) and fifty percent (50%) of the next two percent (2%) of the Compensation for the payroll period contributed by such Eligible Participant as Pre-Tax Contributions to the Plan (up to a maximum Incentive Contribution of five percent (5%)) for each such Eligible Participant.

3.03(b)     Allocation - As of each Allocation Date, the Employer Incentive Account of each Eligible Participant who has made Pre-Tax Contributions shall be credited as of each Allocation Date with his allocable share of such Incentive Contribution. In the event an Eligible Participant suspends making Pre-Tax Contributions, he shall only receive an Incentive Contribution based on the actual Pre-Tax Contributions made on his behalf since the prior Allocation Date.

3.03(c)     Lump Sum Incentive Contributions - As of each December 31 Allocation Date beginning with December 31, 1999, each Employer shall make a lump sum Incentive Contribution to the Plan on behalf of each Eligible Participant who is an Employee of such Employer and for whom the Incentive Contributions made during the Plan Year ending on such Allocation Date are less than the smaller of (1) fifty percent (50%) of such Eligible Participant's Pre-Tax Contributions or (2) three percent (3%) of such Eligible Participant's Compensation for the Plan Year, in an amount which, when allocated among the Employer Incentive Accounts of such Participants, will increase the Incentive Contributions for the Plan Year for each such Eligible Participant to the lesser of (1) or (2) above. Notwithstanding the foregoing, the lump sum Incentive Contribution made on behalf of each Eligible Participant who is an Employee of Dryden Oil Company, Inc., other than Jeffrey Farley and Robert Celia, shall be the amount which, when allocated among the Employer Incentive Accounts of such Eligible Participants, will increase the Incentive Contributions for the Plan Year for each such Eligible Participant to the lesser of (1) one hundred percent (100%) of the first four percent (4%) and fifty percent (50%) of the next two percent (2%) of an Eligible Participant's Compensation contributed by the Eligible Participant as Pre-Tax Contributions to the Plan for the Plan Year or (2) five percent (5%) of such Eligible Participant's Compensation for the Plan Year.

3.03(d)      For purposes of this Section 3.03 and Section 3.04 hereof, each Participant in the Plan as of December 31, 1998 shall be an Eligible Participant as of January 1, 1999. Each other Employee shall become an Eligible Participant on the first day of the month coinciding with or next following the completion of a Year of Service during the twelve-month period beginning on the date the Employee first performs an Hour of Service or during any Plan Year thereafter. In determining a Participant's entitlement to receive allocations of Incentive Contributions with respect to periods before January 1, 1999, the term "Participant" shall be substituted for the term "Eligible Participant" in each place where the latter term appears in this Article III.

3.04           Additional Contributions

3.04(a)      Contributions - As of each December 31 Allocation Date, each Employer may contribute to the Fund an additional discretionary amount to be allocated on behalf of each Eligible Participant eligible to receive an allocation under Section 3.04(b). Such additional discretionary amount shall be determined by the Board as that amount necessary to comply with the discrimination tests of IRC Section 401(k). Additional Contributions shall not be subject to withdrawal.

3.04(b)      Allocation - In the event an Additional Contribution is made to the Fund, such Additional Contribution shall be credited as of the December 31 Allocation Date to the Additional Contribution Account of each Eligible Participant who (i) made Pre-Tax Contributions during the Plan Year and (ii) is considered a Non-Highly Compensated Employee in the manner hereinafter provided. Additional Contributions will be allocated as of the December 31 Allocation Date among the accounts of each Eligible Participant who are Non-Highly Compensated Employees in the ratio in which such Participant's Compensation bears to the aggregate Compensation of all such Participants for the twelve (12) month period ending on the last day of the Plan Year.

3.05          Rollover Contributions

3.05(a)     Contributions - An Employee may transfer to the Fund all or any part of an amount initially distributed as an eligible rollover distribution [determined pursuant to IRC Section 402(f)(2)(A)] within sixty (60) days of the date the amount was distributed to the Employee. Further, an Employee may authorize the trustee of any other qualified retirement plan to transfer to the Trustee hereunder such amount as would be considered an eligible rollover distribution. Nothing in this Section shall be construed as requiring the transfer of the entire eligible rollover distribution and to that end an amount less than the entire eligible rollover distribution may be accepted as a Rollover Contribution. The transfer of such assets shall not include (a) any assets attributable to contributions made on his behalf under a qualified retirement plan while he was an employee within the meaning of IRC Section 401(c)(1), (b) any assets representing after-tax employee contributions or (c) any assets which would cause this Plan to become a transferee plan pursuant to IRC Section 401(a)(11)(B). An eligible rollover distribution, or the portion of such distribution which is to be contributed to the Plan as a Rollover Contribution must be contributed to the Plan as a single sum in cash.

The Committee shall determine the rules under which Rollover Contributions shall be accepted and the procedures to be followed. Any subsequent distribution of a Rollover Contribution shall be subject to the terms of Article V. In the event there is a transfer of assets restricted by IRC Section 401(k) from another plan sponsored by an Employer or Burmah Group Company, then such assets shall remain subject to said restrictions as if the transfer had not occurred and shall be kept as such in the Participant's Restricted Rollover Account.

3.05(b)         Allocations - An Employee's Rollover Contributions shall be credited at fair market value to the Rollover Account or Restricted Rollover Account as of the date made and such amount shall be fully vested at all times. Such amount shall share in the Adjustment of the Fund.

3.06             Allocation of Adjustment - The Adjustment of the Fund shall be allocated to the Individual Accounts as of each Allocation Date.

3.07             Equitable Allocations - The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Individual Accounts. Should the Committee determine that the strict application of its accounting procedures will not result in an equitable and nondiscriminatory allocation among the Individual Accounts, or other circumstances arise which are not covered hereunder, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Article.  Further, notwithstanding anything contained herein to the contrary, in order to administer the Plan in an equitable and nondiscriminatory manner, the Committee may choose an alternate date to value Individual Accounts for all purposes including distributions from the Plan, transfers among funds within the Plan, loans and any other transaction needing a specific valuation date, provided such alternate date is within sixty (60) days after the date the Plan would otherwise value Individual Accounts.

ARTICLE IV

LIMITATIONS ON CONTRIBUTIONS, MAXIMUM
BENEFITS AND REQUIRED DISTRIBUTION OF BENEFITS

4.01      Testing of Pre-Tax Contributions - Notwithstanding anything contained herein to the contrary, in each Plan Year in which Pre-Tax Contributions are made to the Plan, such PreTax Contributions shall be subject to the following tests. For purposes of these tests, all Pre-Tax Contributions made under any plans that are aggregated for purposes of IRC Sections 401(a)(4) or 410(b) (without regard to IRC Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan of the Employer. For purposes of this Section 4.01, the term Employer shall mean the Burmah Group Company with respect to which the Participant is an Employee.

The Pre-Tax Contributions under this Plan and pre-tax contributions under all other cash or deferred arrangements of the Employer made on behalf of Highly Compensated Employees shall be combined for purposes of these tests. These tests shall apply to the Pre-Tax Contributions made for the Plan Year as determined as of the end of the Plan Year. The Employer may apply these tests at any other time during the Plan Year.

Further, Additional Contributions, if made, shall be deemed Pre-Tax Contributions and shall be used in applying the tests noted herein, provided such Additional Contributions do not increase the difference between the actual deferral percentage for the group of eligible Highly Compensated Employees and the actual deferral percentage for the group of all other eligible employees. Additional Contributions shall be included by reference, where applicable, in the meaning of Pre-Tax Contributions for all purposes hereunder.

Upon the application of the tests prior to the end of the Plan Year if neither test is met, the Employer may make an Additional Contribution in accordance with Section 3.04 or the Committee may adjust the Highly Compensated Employee's election to the extent necessary to meet either test. The adjustment of Pre-Tax Contributions shall be done in a uniform and nondiscriminatory manner.

Upon the application of the tests at the end of the Plan Year if neither test is met and an adjustment is made to the Highly Compensated Employees' elections, such adjustment shall be made as follows:

            1.             The Committee shall determine the amount of the excess Pre-Tax Contributions attributable to each Highly Compensated Employee as the amount (if any) by which the Employee's Pre-Tax Contributions must be reduced for the Employee's actual deferral percentage to equal the highest permitted actual deferral percentage under the Plan. To calculate the highest permitted actual deferral percentage under the Plan, the actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced by the amount required to cause the Employee's actual deferral percentage to equal the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage. If a lesser reduction would enable the Plan to satisfy the actual deferral percentage test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the actual deferral percentage test.

            2.             The Committee shall calculate the dollar amount of the excess PreTax Contributions attributable to all Highly Compensated Employees, in the aggregate.

            3.             The Committee shall distribute the aggregate excess Pre-Tax Contributions, adjusted for any income or loss up to the date of distribution to the Highly Compensated Employees, so that the Pre-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions are reduced by the amount required to cause the Participant's Pre-Tax Contributions to equal the amount contributed by the Highly Compensated Employee having the next highest dollar amount of Pre-Tax Contributions. If a lesser reduction would enable the Plan to satisfy the actual deferral percentage test for the Plan Year, only this lesser reduction need be made.  This process must be repeated until the excess Pre-Tax Contributions for the Plan Year are fully distributed. When the excess Pre-Tax Contributions for the Plan Year are fully distributed, the actual deferral percentage test is deemed to be satisfied for the Plan Year.

            The amount of such reduction shall be returned to the Highly Compensated Employee, within two and one-half (2-1/2) months after the end of the Plan Year, inclusive of earnings. For purposes of determining the earnings on Pre-Tax Contributions which will be returned to the Highly Compensated Employee, such earnings shall include the Adjustment attributable to such Pre-Tax Contributions for the Plan Year during which the excess Pre-Tax Contribution was made, plus the Adjustment attributable to such Pre-Tax Contributions from the end of the Plan Year in which they were made to the date the excess Pre-Tax Contribution is distributed to the Participant.

           The amount of excess Pre-Tax Contributions that may be distributed shall be reduced by the amount of any excess contribution previously distributed in the Participant's taxable year ending with or within the applicable Plan Year.

           It is specifically provided hereunder that any Incentive Contributions shall be conditioned upon permissible Pre-Tax Contributions. Pre-Tax Contributions shall only be permissible to the extent they meet the nondiscrimination tests provided herein.  In the event such nondiscrimination tests require the return of excess Pre-Tax Contributions, the corresponding Incentive Contribution shall not be made to the Plan or, if such Incentive Contribution has already been made to the Plan prior to the time the following tests are performed, then such Incentive Contribution shall be used to reduce Contributions by the Employer.

           The determination of which test shall be met shall be based upon the test which requires the adjustment of the smallest amount of Pre-Tax Contributions.

           The Committee shall establish rules and procedures for modifying the election with respect to the Highly Compensated Employees to ensure, to the extent possible, that either of the tests will be met.

           As of the last day of each Plan Year or more frequently as determined by the Committee, all eligible Employees shall be separated into two (2) groups - the Highly Compensated Employee group and the Non-Highly Compensated Employee group.

           Only one (1) of the following two (2) tests needs to be satisfied for there not to be an adjustment to Pre-Tax Contributions as hereinabove provided in this Section.

           Test I - The actual deferral percentage for the Highly Compensated Employees is not more than the actual deferral percentage of the Non-Highly Compensated Employees multiplied by 1.25.

           Test II - The excess of the actual deferral percentage for the Highly Compensated Employees over that of the Non-Highly Compensated Employees is not more than two (2) percentage points, and the actual deferral percentage for such Highly Compensated Employees is not more than the actual deferral percentage of such Non-Highly Compensated Employees multiplied by 2.0.

           The actual deferral percentage for a specified group of Employees shall be the average of the ratios (calculated separately for each Employee in the group to the nearest one hundredth of one percent of the Employee's Compensation) of (i) Participant Pre-Tax contributions to (ii) the Employee's Compensation, as defined below.

           For purposes of the actual deferral percentage tests, "Compensation" shall mean an Employee's compensation determined for purposes of IRC Section 415, except that (1) such compensation shall also include amounts excluded from the Employee's income due to elections made by the Employee to contribute such amounts to a plan or plans qualified under IRC Sections 125 and/or 401(k), and (2) such Compensation shall be limited in accordance with IRC Section 401(a)(17).

           If for any Plan Year a Highly Compensated Employee is also eligible to participate in another cash or deferred arrangement maintained by the Employer, then the actual deferral percentage of such Highly Compensated Employee shall be determined by treating all the cash or deferred arrangements in which he or she is eligible to participate and this Plan as one arrangement.

           If the sum of the actual deferral percentage and actual contribution percentage for Highly Compensated Employees determined under Section 4.01 and Section 4.02, respectively, after correcting any excess deferrals or contributions pursuant to Sections 4.01 and 4.02, exceeds the Aggregate Limit defined below, then Highly Compensated Employee contributions shall be further limited as described herein. This multiple use limitation shall be applied in accordance with the provisions of Treas. Reg. Sections 1.401(m)-1 and 1.401 (m)-2.

The Aggregate Limit means the sum of

1.      1.25 multiplied by the greater of (i) the actual contribution percentage, or (ii) the actual deferral percentage, for all Employees who are not Highly Compensated Employees, and

2.      the lesser of:

         a.      two plus the lesser of (i) the actual contribution percentage, or (ii) the actual deferral percentage, for all Employees who are not Highly Compensated Employees, or

         b.      two multiplied by the lesser of (i) the actual contribution percentage, or (ii) the actual deferral percentage, for all Employees who are not Highly Compensated Employees.

In the event the Aggregate Limit is exceeded, the Employer may elect to reduce either the actual deferral ratios or the actual contribution ratios for the Highly Compensated Employees.

All rules of application with reference to Test I and Test II shall be governed by IRC Section 401(k) and any rules and regulations issued pursuant thereto.

4.02            Testing of Voluntary Contributions and Incentive Contributions - In each Plan Year for which Voluntary Contributions and/or Incentive Contributions are made to the Plan, such Voluntary Contributions and Incentive Contributions shall be subject to the following tests. For purposes of these tests, all Incentive Contributions and Voluntary Contributions made under this Plan and all matching and After-Tax voluntary contributions made under any plans that are aggregated for purposes of IRC Sections 401(a)(4) or 410(b) (without regard to IRC Section 410(b)(2)(A)(ii)] shall be treated as made under a single plan.

The Incentive Contributions and Voluntary Contributions under this Plan and matching and after-tax voluntary contributions under all other plans of the Employer made on behalf of Highly Compensated Employees shall be combined for purposes of these tests. These tests shall apply to the Voluntary Contributions and Incentive Contributions made for the Plan Year as determined as of the end of the Plan Year. The Employer, however, may apply these tests at any other time during the Plan Year.

Upon the application of the tests prior to the end of the Plan Year if neither test is met, the Committee may adjust the Highly Compensated Employees' elections to the extent necessary to meet either test. The reduction of Voluntary Contributions and Incentive Contributions shall be done in a uniform and nondiscriminatory manner.

Upon application of the tests at the end of the Plan Year if neither test is met, the Committee shall adjust the Highly Compensated Employees' elections to the extent necessary to meet either test. The adjustment shall be done in the following manner:

1.         The Committee shall determine the amount of the excess Voluntary Contributions and Incentive Contributions attributable to each Highly Compensated Employee as the amount (if any) by which the Employee's Voluntary Contributions and Incentive Contributions must be reduced for the Employee's actual contribution percentage to equal the highest permitted actual contribution percentage under the Plan.

To calculate the highest permitted actual contribution percentage under the Plan, the actual contribution percentage of the Highly Compensated Employee with the highest actual contribution percentage is reduced by the amount required to cause the Employee's actual contribution percentage to equal the actual contribution percentage of the Highly Compensated Employee with the next highest actual contribution percentage. If a lesser reduction would enable the Plan to satisfy the actual contribution percentage test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the actual contribution percentage test.

2.         The Committee shall calculate the dollar amount of Voluntary Contributions and Incentive Contributions attributable to all Highly Compensated Employees, in the aggregate.

3.         The Committee shall distribute the aggregate excess Voluntary Contributions and Incentive Contributions, adjusted for any income or loss up to the date of distribution to the Highly Compensated Employee, so that the Voluntary Contributions and Incentive Contributions of the Highly Compensated Employee with the highest dollar amount of Voluntary Contributions and Incentive Contributions are reduced by the amount required to cause the Participant's Voluntary Contributions and Incentive Contributions to equal the amount contributed by the Highly Compensated Employee having the next highest dollar amount of Voluntary Contributions and Incentive Contributions.  If a lesser reduction would enable the Plan to satisfy the actual contribution percentage test for the Plan Year, only this lesser reduction need be made.  This process must be repeated until the excess Voluntary Contributions and Incentive Contributions for the Plan Year are fully distributed.  When the Voluntary Contributions and Incentive Contributions for the Plan Year are fully distributed, the actual contribution percentage test is deemed to be satisfied for the Plan Year.

For purposes of reducing Voluntary Contributions and Incentive Contributions of the Highly Compensated Employee with the highest dollar amount of Voluntary Contributions and Incentive Contributions by the amount required to cause the Participant's Voluntary Contributions and Incentive Contributions to equal the amount contributed by the Highly Compensated Employee having the next highest dollar amount of Voluntary Contributions and Incentive Contributions, Voluntary Contributions shall be reduced first, and if necessary, then Incentive Contributions shall be reduced.

The amount of such adjustment shall be returned to the Highly Compensated Employee within two and one-half (2-1/2) months after the end of the Plan Year, inclusive of earnings, necessary to meet either test.  For purposes of determining the earnings on Voluntary Contributions and Incentive Contributions which will be returned to the Highly Compensated Employee, such earnings shall include the Adjustment attributable to such Voluntary Contributions and Incentive Contributions for the Plan Year in which the excess Voluntary Contributions and Incentive Contributions were made, plus the Adjustment attributable to such Voluntary Contributions and Incentive Contributions from the end of the Plan Year in which they were made to the date the excess Voluntary Contributions and Incentive Contributions were distributed to the Participant.

The Committee shall establish rules and procedures for modifying the election with respect to the Highly Compensated Employees to ensure, to the extent possible, that either of the tests will be met.

As of the last day of each Plan Year or more frequently as determined by the Committee, all eligible Employees shall be separated into two (2) groups - the Highly Compensated Employee group and the Non-Highly Compensated Employee group.

Only one (1) of the following two (2) tests needs to be satisfied for there not to be an adjustment as herein before provided in this Section.

Test I- The actual contribution percentage for an Employer's Highly Compensated Employees is not more than the actual contribution percentage of the Employer's NonHighly Compensated Employees multiplied by 1.25.

Test II- The excess of the actual contribution percentage for the Employer's Highly Compensated Employees over that of the Employer's Non-Highly Compensated Employees is not more than two (2) percentage points, and the actual contribution percentage for such Highly Compensated Employees is not more than the actual contribution percentage of such Non-Highly Compensated Employees multiplied by 2.0.

The actual contribution percentage for a specified group of Employees shall be the average of the ratios (calculated separately for each Employee in the group to the nearest one-hundredth of one percent of the Employee's Compensation) of (i) Incentive Contributions on behalf of each such Employee and the Employee's Voluntary Contributions, if any, to (ii) the Employee's Compensation, determined in accordance with Section 4.01 of the Plan.

If for any Plan Year a Highly Compensated Employee is also eligible to participate in another plan offering employer matching contributions and/or after-tax contributions maintained by any other Burmah Group Company, the actual contribution percentage of such Highly Compensated Employee shall be determined by aggregating all such contributions.

If the sum of the actual deferral percentage and actual contribution percentage for an Employer's Highly Compensated Employees determined under Section 4.01 and Section 4.02, respectively, after correcting any excess deferrals or contributions pursuant to Sections 4.01 and 4.02, exceeds the Aggregate Limit defined below, then Highly Compensated Employee contributions shall be further limited as described herein. This multiple use limitation shall be applied in accordance with the provisions of Treas. Reg. Sections 1.401 (m)-1 and 1.401 (m)-2.

The Aggregate Limit means the sum of:

1.        1.25 multiplied by the greater of (i) the actual contribution percentage, or (ii) the actual deferral percentage, for all Employees who are not Highly Compensated Employees, and

2.        the lesser of:

  a.    two plus the lesser of (i) the actual contribution percentage, or (ii) the actual deferral percentage, for all Employees who are not Highly Compensated Employees, or

  b.    two multiplied by the lesser of (i) the actual contribution percentage, or (ii) the actual deferral percentage, for all Employees of the Employer who are not Highly Compensated Employees.

In the event the Aggregate Limit is exceeded, the Employer may elect to reduce the actual deferral ratios or the actual contribution ratios of the Employer's Highly Compensated Employees.

All rules of application with reference to Test I and Test II shall be governed by IRC Section 401 (m) and any rules and regulations issued pursuant thereto.

4.03            Maximum Pre -Tax Contributions - Notwithstanding anything contained herein to the contrary, Pre -Tax Contributions contributed pursuant to this Plan shall not exceed ten thousand dollars ($10,000) (nine thousand five hundred dollars ($9,500) for 1997) or such larger amount as may be determined by the Secretary of Treasury' for any Participant in any calendar year.

In the event that Pre-Tax Contributions are made to the Plan in excess of this limit, the excess plus earnings shall be returned to the Participant by the April 15 of the calendar year following the calendar year in which such Pre-Tax Contributions were made.

Further, in the event the Participant notifies the Committee by the March 1 of the calendar year following the calendar year in which Pre-Tax Contributions have been made that the Participant has contributed in excess of the ten thousand dollar ($10,000) limit (as adjusted) (nine thousand five hundred dollars ($9,500) for 1997) to all plans to which the ten thousand dollar ($10,000) limit (as adjusted) (nine thousand five hundred dollars ($9,500) for 1997) applies and requests a return of such excess, the Committee shall return the excess with earnings by April 15.

In the event of the return of the excess Pre-Tax Contributions, the corresponding Incentive Contribution shall be forfeited and used to reduce future Contributions by the Employer. To this end, the vesting provisions of this Plan applicable to Incentive Contributions are conditioned on such Pre-Tax Contributions being permissible Pre-Tax Contributions. Pre-Tax Contributions in excess of the ten thousand dollar ($10,000) all source limit (as adjusted) (nine thousand five hundred dollars ($9,500) for 1997) provided for in IRC Section 402(g)(1) are specifically prohibited hereunder and, as a result, the Employer reserves the right for up to one (1) Plan Year following the Plan Year in which the Incentive Contribution was made to recapture any Incentive Contribution mistakenly made to the Plan due to the Employee exceeding the IRC Section 402(g) limit.

For purposes of determining the earnings on Pre-Tax Contributions which will be returned to a Participant, such earnings shall include the Adjustment attributable to such Pre-Tax Contributions for the Plan Year during which the excess Pre-Tax Contribution was made, plus the Adjustment attributable to such Pre-Tax Contributions from the end of the Plan Year in which they were made to the date the excess Pre-Tax Contribution is distributed to the Participant.

4.04            Maximum Additions - Anything herein to the contrary notwithstanding, the total Annual Additions made to the Individual Account of a Participant for any Limitation Year, when combined with any similar Annual Additions credited the Participant for the same period from another qualified Defined Contribution Plan maintained by the Employer, shall not exceed the lesser of Sections 4.04(a) and 4.04(b) following:

4.04(a)       Thirty thousand dollars ($30,000) (or the current dollar amount specified in Code Section 415(c)(1)(A) as adjusted by the Secretary of the Treasury in accordance with Section 415(d)(1)(C) of the Code); or

4.04(b)       Twenty-five percent (25%) of the Participant's total Maximum Compensation received from the Employer for such Plan Year.

In the event a Participant is covered by one or more Defined Contribution Plans maintained by the Participant's Employer, the maximum Annual Additions as noted above shall be decreased as determined necessary by the Employer, following the reduction of such other Defined Contribution Plans, to ensure that all such plans will remain qualified under the IRC. For this purpose, Section 414(b) and (c) of the Code shall be applied by substituting "more than fifty percent (50%)" for "at least eighty percent (80%)" where the latter term appears in those sections.

In the event that as of any December 31 Allocation Date corrective adjustments in the Annual Addition to any Individual Account is required pursuant to this Section, the Participant Voluntary Contribution Account shall be first reduced by the amount required to ensure compliance with this Section, and then in order, the Additional Contribution Account, the Incentive Contribution Account, and lastly the Pre-Tax Contribution Account.

If, (i) as a result of the allocation of forfeitures, (ii) a reasonable error is made in estimating a Participant's annual Maximum Compensation, or (iii) under other facts and circumstances which the Internal Revenue Service finds justify the availability of these rules, any amount is withheld or taken from a Participant's Individual Account pursuant to the above, such amount shall be segregated in the Fund in a separate account and applied toward the Contribution of the Employer for the next Limitation Year.

Notwithstanding the above, any reduction of a Participant's Pre-Tax Contribution Account or Participant Voluntary Contribution Account shall be returned to such Participant.

4.05            Multiple Plan Participation - If a Participant is a participant of a Defined Benefit Plan maintained by the Employer, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any Limitation Year beginning before January 1, 2000 may not exceed 1.0.

For any Limitation Year beginning before January 1, 2000, for purposes of maximum Annual Additions to Defined Contribution Plans and maximum annual benefits payable from Defined Benefit Plans, all Defined Contribution Plans and all Defined Benefit Plans, whether or not terminated, shall be combined and treated as one (1) plan.

For purposes of this Section, the term "Limitation Year" shall be deemed to refer only to any Limitation Year beginning before January 1, 2000. For purposes of this Section, the term "defined contribution plan fraction" shall mean a fraction the numerator of which is the sum of all of the Annual Additions to the Participant's Individual Account under this Plan as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of employment with the Employer:

4.05(a)            the product of 1.25 multiplied by the dollar limitation in effect in Section 4.04(a) for such year determined without regard to IRC Section 415(c)(6); or

4.05(b)            the product of 1.4 multiplied by an amount determined pursuant to Section 4.04(b) with respect to each individual under the Plan for such Limitation Year.

For purposes of this Section, the term, "defined benefit plan fraction" shall mean a fraction the numerator of which is the Participant's projected annual benefit (as defined in the said defined benefit plan) determined as of the close of the Limitation Year and the denominator of which is the lesser of:

4.05(c)            the product of 1.25 multiplied by the dollar limitation in effect pursuant, to IRC Section 415(b)(1)(A) for such Limitation Year; or

4.05(d)            the product of 1.4 multiplied by the amount which may be taken into account pursuant to IRC Section 415(b)(1)(B) with respect to each individual under the Plan for such Limitation Year.

The limitation on aggregate benefits from a Defined Benefit Plan and a Defined Contribution Plan under Section 4.05 of ERISA shall be complied with by a reduction (if necessary) in the Participant's benefits under the Defined Benefit Plan(s) [in accordance with the provisions of the said plan(s)] before a reduction of any such Defined Contribution Plan.

4.06            Required Distributions - Notwithstanding anything contained herein to the contrary, in no event shall payment to a terminated Participant or to the beneficiary of a deceased Participant be made later than the April 1 of calendar year following the later of the calendar year in which the Participant terminates employment or the calendar year in which the Participant attains or would have attained age 70-1/2 . In the case of a five percent owner (as defined in Section 416(i) of the Code), payment must be made no later than the April 1 of calendar year following the calendar year in which the Participant attains or would have attained age 70-1/2 even if the Participant remains employed with the Employer and participates in the Plan. A Participant who is actively employed with the Employer may elect to receive a distribution of his Account on or after April 1 of the year following the year in which he attains age 70-1/2 or may elect to defer distribution of his Account until he terminates employment. Payments shall be made in level installments payable no less frequently than annually over a period not exceeding the life expectancy of the Participant and the Participant's Beneficiary, or, if the Participant has not elected a Beneficiary, over the life expectancy of the Participant. Notwithstanding the foregoing, the entire Current Balance in the Individual Account of a Participant who retires, dies, or terminates employment after attaining age 70-1/2 shall be paid to the Participant (or the Participant's Beneficiary) in a lump sum as soon as practicable after the Allocation Date next following such Participant's retirement, termination of employment, or death.

ARTICLE V

DISTRIBUTIONS

5.01            Normal Retirement - Upon the retirement of a Participant on his Normal Retirement Date, the Participant shall be eligible to receive the Current Balance of his Individual Account as of the Allocation Date following his Normal Retirement Date, and the Committee shall thereupon direct the Trustee to distribute to such Participant such amount in accordance with Section 5.08.

Notwithstanding anything contained herein to the contrary, a Participant who retires on his Normal Retirement Date shall have the right to elect to defer the commencement of his benefit until the Allocation Date following his election to receive his benefit at which time the Committee shall direct the Trustee to distribute to the Participant the amount then held in the Participant's Individual Account as of the Allocation Date coinciding with or next following such election in accordance with Section 5.08. In no event will the benefit be deferred beyond the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Any amount held on a Participant's behalf pursuant to this Section 5.01 shall continue to be debited or credited, as the case may be, with an allocation of the Adjustment of the Fund.

5.02            Delayed Retirement - Upon the retirement of a Participant at his Delayed Retirement Date, the Participant shall be eligible to receive the Current Balance of his Individual Account as of the Allocation Date following his Delayed Retirement Date, and the Committee shall direct the Trustee to distribute to such Participant such amount in accordance with Section 5.08.

Except as provided below and subject to the requirements of Section 4.06 hereof, a Participant who retires at his Delayed Retirement Date shall have the right to elect to defer the commencement of his benefit until the Allocation Date following his election to receive his benefit at which time the Committee shall direct the Trustee to distribute to the Participant the amount then held in the Participant's Individual Account as of the Allocation Date coinciding with or next following such election in accordance with Section 5.08. In no event will the benefit be deferred beyond the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Any amount held on a Participant's behalf pursuant to this Section 5.02 shall continue to be debited or credited, as the case may be, with an allocation of the Adjustment of the Fund.

5.03    Early Retirement - Upon the retirement of a Participant on his Early Retirement Date, the Current Balance of his Individual Account as of the Allocation Date following his Early Retirement Date shall continue to be held as a part of the Fund until what would otherwise be the Participant's Normal Retirement Date at which time the Committee shall direct the Trustee to distribute to such Participant the amount then held in his Individual Account as of the Allocation Date following his Normal Retirement Date in accordance with Section 5.08. Notwithstanding the preceding, the Participant shall have the right to elect that the benefit otherwise payable at his Normal Retirement Date be deferred until the Allocation Date following his election to receive his benefit at which time the Committee shall direct the Trustee to distribute to the Participant the amount then held in his Individual Account as of the Allocation Date coinciding with or next following such election in accordance with Section 5.08. In no event will the benefit be deferred beyond the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

Notwithstanding anything contained herein to the contrary, a Participant who retires at his Early Retirement Date shall have the right, at any time prior to his Normal Retirement Date, to elect to have his Individual Account balance paid at an earlier date. If the Participant makes such an election, the Committee shall direct the Trustee to distribute to the Participant the amount then held in the Participant's Individual Account as of the Allocation Date coinciding with or next following such election in accordance with Section 5.08.

Any amount held on a Participant's behalf pursuant to this Section 5.03 shall continue to be debited or credited, as the case may be, with an allocation of the Adjustment of the Fund.

5.04            Disability - Except as otherwise provided in this Section 5.04, on or after a Participant's Disability Retirement Date, such Participant's Individual Account shall continue to be held as a part of the Fund until what would otherwise be the Participant's Normal Retirement Date at which time the Committee shall direct the Trustee to distribute to such Participant the amount then held in his Individual Account as of the Allocation Date following his Normal Retirement Date in accordance with Section 5.08. Notwithstanding the preceding, a Participant who retires on his Disability Retirement Date shall have the right to elect that the benefit otherwise payable at his Normal Retirement Date be deferred until the Allocation Date following his election to receive his benefit at which time the Committee shall direct the Trustee to distribute to the Participant the amount then held in his Individual Account as of the Allocation Date coinciding with or next following such election in accordance with Section 5.08. In no event will the benefit be deferred beyond the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

Notwithstanding anything contained herein to the contrary, a Participant who becomes Totally and Permanently Disabled shall have the right, at any time after his Disability Retirement Date, to elect to have his Individual Account balance paid at an earlier date. If the Participant makes such an election, the Committee shall direct the Trustee to distribute to the Participant the amount then held in the Participant's Individual Account as of the Allocation Date coinciding with or next following such election in accordance with Section 5.08.

Any amount held on a Participant's behalf pursuant to this Section 5.04 shall continue to be debited or credited, as the case may be, with an allocation of the Adjustment of the Fund.

5.05    Death Before Retirement or Termination of Employment - Upon the death of a Participant before retirement or termination of employment, the Current Balance of his Individual Account as of the Allocation Date following his date of death shall be paid to his Beneficiary in a lump sum as of the Allocation Date next following the death of such Participant; provided, however, that if the Beneficiary is the Participant's surviving spouse, the Current Balance of the Participant's Individual Account may continue to be held as a part of the Fund until what would otherwise be the Participant's Normal Retirement Date, at which time the Committee shall direct the Trustee to distribute to such Participant's surviving spouse his Individual Account balance as of the Allocation Date following what would have been the Participant's Normal Retirement Date in accordance with Section 5.08. Notwithstanding anything contained herein to the contrary, the Participant's surviving spouse shall have the right, at any time prior to what would have been the Participant's Normal Retirement Date, to elect to have the Individual Account balance paid at an earlier date. If the surviving spouse makes such an election, the Committee shall direct the Trustee to distribute to the Participant's Beneficiary the amount then held in the Participant's Individual Account as of the Allocation Date coinciding with or next following such election in accordance with Section 5.08.

Any amount held on a Participant's behalf pursuant to this Section 5.05 shall continue to be debited or credited, as the case may be, with an allocation of the Adjustment of the Fund.

5.06    Death After Retirement or Termination of Emploment - If a retired or terminated Participant should die prior to receiving the Current Balance in his Individual Account, the Committee shall direct the Trustee, to distribute to such Participant's Beneficiary the Current Balance of the Participant's Individual Account as of the Allocation Date following the date of his death in accordance with Section 5.08.

5.07            Termination of Employment - Upon termination of employment for any reason, other than retirement, death or total and permanent disability, a Participant shall be entitled to a benefit equal to the Current Balance of his Individual Account as of the Allocation Date following the date of such termination of employment. A Participant shall at all times be one hundred percent (100%) vested in his Individual Account.

If the Current Balance of the Participant's Individual Account is not greater than five thousand dollars ($5,000) (three thousand five hundred dollars ($3,500) for distributions made before January 1, 1998), the Committee shall direct the Trustee to distribute to the Participant the Current Balance of his Individual Account as of the Allocation Date following his termination of employment in accordance with Section 5.08. If the Current Balance of the Participant's Individual Account is in excess (or at the time of any previous distribution was in excess of) five thousand dollars ($5,000) (three thousand five hundred dollars ($3,500) for distributions made before January 1, 1998), the Participant's consent shall be required for such distribution to be made, provided however, that for distributions made after March 21, 1999, the amount of a Participant's Current Balance at the time of any prior distribution shall not be taken into account. A terminated Participant may elect to receive a distribution as of any Allocation Date following the Participant's termination of employment and preceding his or her Normal Retirement Date. In the event the Participant does not consent to an earlier distribution, the Participant's Individual Account shall continue to be held until the Allocation Date following his Normal Retirement Date at which time the Committee shall direct the Trustee to distribute to the Participant the amount then held in his Individual Account in accordance with Section 5.08.

Any amount held on a Participant's behalf pursuant to this Section 5.07 shall continue to be debited or credited, as the case may be, with an allocation of the Adjustment of the Fund.

In the event a Participant who has terminated his employment with an Employer is reemployed as an Employee prior to receiving a distribution of his Individual Account, he shall not be entitled to a distribution as provided in this Section due to such termination, but shall be entitled to a distribution as determined herein upon any subsequent termination of employment for any reason.

5.08            Method of Payment

5.08(a)       Application for Benefits - In order to receive a benefit under the Plan, a Participant, his Beneficiary, or next of kin must make written application therefor on a form or forms provided by the Committee. The Committee may require that there be furnished to it in connection with such application all information pertinent to any question of eligibility and the amount of any benefit.

5.08(b)       Normal Form - Except as provided in Section 4.06 hereof (pertaining to distributions payable to Participants who remain in employment after attaining age 70 1/2), payments of a Participant's Individual Account shall be made in a lump sum.

5.09           Benefits to Minors and Incompetents - In case any person entitled to receive payment under the Plan shall be a minor, the Committee, in its discretion, may dispose of such amount in any one or more of the following ways:

5.09(a)      By payment thereof directly to such minor;

5.09(b)      By application thereof for the benefit of such minor;

5.09(c)      By payment thereof to either parent of such minor or to any adult person with whom such minor may at the time be living or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor; provided only that the parent or adult person to whom any amount shall be paid shall have advised the Committee in writing that he will hold or use such amount for the benefit of such minor.  In the event that it shall be found that a person entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified committee or other legal representative), such payment may be made to the spouse, son, daughter, parent, brother, sister or other person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

5.10           Directed Rollovers

5.10(a)      Distributions Eligible for Direct Rollover - A Participant or spouse Beneficiary may direct the Committee to pay part or all of the benefit payable to such individual to a trustee or custodian of another employer's qualified plan which accepts such directed rollovers or an eligible individual retirement account (IRA), subject to the following provisions:

  (i)         a Participant or Beneficiary may not request a directed rollover of an amount distributed due to the minimum required distribution provisions of IRC Sec. 401(a)(9). For this purpose, the minimum required distribution shall be calculated with reference to the Participant's life expectancy only, whether or not the Participant has elected a beneficiary.

  (ii)        the rollover of a distribution may only be directed to one qualified plan or eligible IRA (a Roth IRA as described in Section 408A of the Code shall not be an eligible IRA for purposes of this section 5.10);

  (iii)       a Participant or Beneficiary may not elect a direct rollover of an outstanding loan balance which is treated as distributed upon termination of the Participant's employment under Section 6.06(s) hereof, or in the event of default under Section 6.06(r) hereof;

  (iv)       after January 1, 2000, Participant or Beneficiary may not elect a direct rollover of the portion of a hardship withdrawal consisting of a Participant's Pre-Tax Contributions;

  (v)        a surviving spouse Beneficiary or a former spouse who is an alternate payee described in Section 5.11 may direct a rollover under the same terms and conditions as a Participant, except that a surviving spouse Beneficiary may only direct a rollover to an eligible IRA;

  (vi)       a non-spouse Beneficiary (other than a former spouse who is an alternate payee under a qualified domestic relations order) may not direct a rollover pursuant to this section; and

  (vii)      a Participant or Beneficiary who wishes to make a direct rollover must provide the information or documentation reasonably requested by the Committee.

5.10(b)      Notice to Participants - In accordance with Code Section 402(f), the Committee shall furnish each Participant and Beneficiary eligible for a directed rollover under this Section 5.10 with a written explanation of the directed rollover opportunity and related withholding consequences of not choosing a directed rollover within a reasonable period (at least thirty (30) but not more than ninety (90) days) prior to the date that the Participant's or Beneficiary's benefit is to be paid; provided, however, that a Participant or Beneficiary may waive in writing the thirty (30) day period electing to receive a distribution before thirty (30) days following receipt of the notice.

5.11            Distribution to an Alternate Payee under a Qualified Domestic Relations Order - The distribution of benefits to an individual who is an alternate payee under the terms of a qualified domestic relations order (within the meaning of IRC Section 414(p)) shall, unless the order provides otherwise, be made as soon as practicable after the Allocation Date next following the determination by the Committee that the order is a qualified domestic relations order. Such distribution shall be paid to the alternate payee in a lump sum valued as of the Allocation Date last preceding the date of the distribution; provided, however, that if the alternate payee is the spouse or former spouse of the Participant, the provisions of Section 5.10 shall apply to such distribution.

ARTICLE VI

WITHDRAWALS AND LOANS

6.01            Withdrawal of Basic Contributions or Voluntary Contributions - With thirty (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of the Current Balance of his Individual Account attributable to his Participant Basic Contribution Account and Participant Voluntary Contribution Account as of any Allocation Date. Payment of such amount shall be in a lump sum as soon as reasonably possible following the Allocation Date on which the withdrawal is requested. Such withdrawals shall be restricted to a minimum amount of two hundred dollars ($200.00).

Notwithstanding the preceding, no withdrawal from the Participant Basic Contribution Account or Participant Voluntary Contribution Account shall be allowed in a calendar month in which a Participant has requested a loan from the Plan pursuant to Section 6.06. Amounts withdrawn pursuant to this Section 6.01 may not be repaid to the Fund.

6.02            Withdrawal of Incentive Contributions - With thirty (30) days written notice to the Committee, a Participant may request a withdrawal of all or a portion of the Current Balance of his Individual Account attributable to his Employer Incentive Account as of any Allocation Date computed after subtracting the sum of the incentive Contributions made to the Plan on behalf of the Participant within the twenty-four (24) months preceding such date. Payment of such amount shall be in a lump sum as soon as reasonably possible following the Allocation Date on which the withdrawal is requested. Such withdrawals shall be restricted to a minimum amount of two hundred dollars ($200.00).

Notwithstanding the preceding, no withdrawal of Incentive Contributions shall be allowed in a calendar month in which a Participant has requested a loan from the Plan pursuant to Section 6.06.

Amounts withdrawn pursuant to this Section 6.02 may not be repaid to the Fund.

6.03            Withdrawals While Employed - With thirty (30) days written notice to the Committee, a Participant who is actively employed by the Employer or a Burmah Group Company and who has attained age fifty-nine and one-half (59-1/2) may, at any time, request a withdrawal of the Current Balance of his Individual Account attributable to his Employer Incentive Account and Pre-Tax Contribution Account as of any Allocation Date. Payment of such amount shall be in a lump sum as soon as reasonably possible following the Allocation Date on which the withdrawal is requested. Such withdrawals shall be restricted to a minimum amount of two hundred dollars ($200.00).

Amounts withdrawn pursuant to this Section 6.03 may not be repaid to the Fund.

6.04            Hardship Withdrawals - Upon the occurrence of a financial hardship, as herein defined, a Participant may make application to withdraw all or part of the Current Balance of his Individual Account as of an Allocation Date. Notwithstanding the preceding, any withdrawal of Pre-Tax Contributions shall exclude any earnings attributable to periods on and after January 1, 1989. Such withdrawals shall be restricted to a minimum amount of two hundred dollars ($200.00). Notwithstanding anything contained herein to the contrary, no withdrawal shall be allowed in a calendar month in which a Participant has requested a loan from the Plan pursuant to Section 6.06. Notwithstanding the foregoing, withdrawal of amounts held in a Participant's Prior Plan Account shall be subject to the applicable restrictions set forth in the relevant appendix to the Plan.

6.04(a)            The Committee shall authorize a withdrawal only upon a finding that:

  (i) the withdrawal is necessary to enable the Participant to meet unusual or special situations in his financial affairs which result in an immediate and heavy financial need;

  (ii) such amount is not available from other resources of the Participant; and

  (iii) any distribution hereunder may not exceed the amount required to meet the immediate financial need created; provided, however, that the amount of an immediate and heavy financial need may include any amount necessary to pay any federal, state or local income taxes or penalties reasonable anticipated to result from the distribution.

6.04(b)            In furtherance of Section 6.05(a)(i) above, a financial hardship shall be deemed to be present with respect to a Participant if the withdrawal request is on account of

  (i) Medical expenses described in IRC Section 213(d) incurred by the Participant, the Participant's spouse; or any dependents of the Participant (as defined in IRC Section 152).

  (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant.

  (iii) Payment of tuition for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents.

  (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence.

  (v) Such other events as may be determined by the Internal Revenue Service.

6.04(c)            The Committee shall make a determination on the basis of all relevant facts and circumstances that the distribution is of an amount necessary to satisfy the financial need and that it is not available from other resources of the Participant. The Committee may rely upon reasonable representations by the Participant that the need cannot otherwise be satisfied by:

  (i) Reimbursement or compensation by insurance or otherwise,

  (ii) Reasonable liquidation of the Participant's assets to the extent the liquidation would not itself cause an immediate and heavy financial need,

  (iii) The cessation of Pre-Tax Contributions or Voluntary Contributions under the Plan, or

  (iv) By other distributions or nontaxable loans (at the time of the loan) from all plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

6.04(d)            In furtherance of Section 6.04(a)(ii) and in the event the Employee does not provide the documentation required pursuant to Section 6.04(c), a distribution will be deemed to be necessary to satisfy the immediate and heavy financial need if, in the judgment of the Committee, all of the following requirements are met

  (i) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available from all plans maintained by the Employer.

  (ii) This Plan, by the terms of this paragraph, suspends a Participant's right to make Pre-Tax Contributions to this Plan for twelve (12) months after receipt of the hardship distribution. Further, the Committee determines that a similar suspension is imposed by all other plans maintained by the Employer. In the event more than one (1) distribution is made hereunder within a twelve (12) month period, the suspension period shall not be tacked to the remaining portion of the prior suspension period but rather shall start anew.

  (iii) This Plan, by the terms of this paragraph, restricts a Participant's right to make Pre-Tax Contributions to this Plan in the taxable year following the taxable year of the hardship distribution to an amount equal to the applicable limit under IRC Section 402(g) reduced by the Participant's Pre-Tax Contributions in the taxable year of the hardship distribution. The term "taxable year" as used hereunder means the Participant's taxable year. Further, the Committee shall determine that a similar restriction is imposed by all other plans maintained by the Employer.

  (iv) The distribution is not in excess of the amount of the immediate and heavy financial need.

Hardship withdrawals shall be made in a manner that the distribution will first reduce a Participant's Participant Voluntary Contribution Account and then in order, his Participant Basic Contribution Account, Employer Incentive Account, Pre-Tax Contribution Account and lastly, if applicable, his Prior Plan Account.

The Committee shall direct the Trustee to distribute such amount in a lump sum as of the Allocation Date following the receipt and approval of the hardship withdrawal request. Notwithstanding the foregoing, the provisions of Section 5.10 shall apply to the distribution of any hardship withdrawal amount to a Participant.

Amounts withdrawn pursuant to this Section 6.04 may not be repaid to the Fund.

6.05    Loans - Upon application of a Participant, the Trustee may make a loan from the Fund to the Participant. In order to apply for a loan, a Participant shall provide any documentation or financial information which the Trustee requests. The application for a loan, approval or denial of the loan and the resulting loan must be made in accordance with the following requirements:

6.05(a)            Loans shall be made available to Participants who are "parties in interest" (as defined in Section 3(14) of ERISA) to the Plan in a uniform and nondiscriminatory manner with all Participants in similar circumstances being treated alike. Further, in no event shall any discretionary power in granting or refusing a loan be applied so as to discriminate in favor of Highly Compensated Employees.

6.05(b)            In approving or denying a loan request by a Participant, consideration shall only be given to the factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans and may be based on, but not limited to, the Participant's credit-worthiness and financial need.

6.05(c)            Upon the evaluation of all relevant facts and circumstances, there must be no indication in actual practice that any Participant is denied a loan on an unreasonable basis.

6.05(d)            The Committee shall notify the Participant in a reasonable period of time whether the loan has been approved or denied.

6.05(e)            The amount of any such loan from the Fund shall be limited to no more than one-half (1/2) the Current Balance of the Participant's Individual Account.

6.05(f)             The Participant shall designate, in writing, the Investment Fund or Funds from which such loan shall be made.

6.05(g)            Loans shall be made in the manner that the distribution will first reduce a Participant's Pre-Tax Contribution Account, and then in order, his Employer Incentive Account, Participant Basic Contribution Account, and lastly his Participant Voluntary Contribution Account.

6.05(h)            No more than one (1) Plan loan, the purpose of which is the acquisition of a primary residence, and two (2) Plan loans for any other purpose, may be outstanding at any time.

6.05(i)             No loan shall be granted for less than one thousand dollars ($1,000).

6.05(j)             No loan shall be granted to a Participant unless the Participant consents, in writing that the Plan shall have a security interest in the Participant's Individual Account in the amount of the outstanding balance of the loan.

6.05(k)            No loan shall be granted in any calendar month in which a Participant has made a withdrawal pursuant to Sections 6.01, 6.02, 6.03, or 6.04.

6.05(l)             Interest on any loan hereunder shall be based on the Citibank prime interest rate plus one percent (1%) as determined on the first day of the month in which the loan application is processed. The interest rate, once fixed, shall remain in effect for the duration of the loan.

6.05(m)             Notwithstanding anything contained herein to the contrary, the maximum permissible loan available in any Plan Year from all qualified plans of the Employer shall not exceed the lesser of

  (i) fifty thousand dollars ($50,000) reduced by the excess (if any) of:

  (A) the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which the loan was made, over

  (B) the outstanding balance of loans from the Plan on the date on which such loan was made, or

  (ii) one-half (1/2) of the Current Balance of the Participant's Individual Account.

6.05(n)            Any loan made pursuant to this Section must generally be repaid within a period not to exceed five (5) years. However, the Committee, in its discretion, may grant a loan, the purpose of which is the acquisition of the primary residence of the Participant in which case such loan shall be paid over a reasonable period of time not to exceed twenty-five (25) years. The period and method of timing for repayment for any loan shall be arrived at by mutual agreement between the Committee and the Participant at the time any such loan is made. Except as may be provided in regulations, each loan to which this Section applies must provide for a substantially level amortization of the loan with payments being made not less frequently than quarterly.

6.05(o)            Any such loan shall be evidenced by a promissory note, and such note shall be held by the Trustee as an asset of the Fund in a segregated account applicable to the Participant to whom the loan is granted. The loan shall be collateralized with the Participant's Individual Account to the extent the Current Balance of such Individual Account equals the outstanding balance on the loan. The Committee may require such additional collateral as deemed necessary depending on the type of loan being made. The type of additional collateral shall be determined on the same basis as would be used in a normal commercial setting by an entity in the business of making similar loans.

6.05(p)            The method of timing for repayment of any loan hereunder shall be determined at the time any such loan is made. Repayment of any loan shall be made by payroll deduction from each regular paycheck with the first payroll period of the month following the time the loan is made. Further, in no event shall a Participant's weekly payments exceed fifteen percent (15%) of his weekly gross salary. The loan may also be repaid in (i) one (1) lump sum payment or (ii) by partial prepayment of a minimum one thousand dollars ($1,000), provided the amount of prepayment is a multiple of the scheduled weekly payment.

6.05(q)            All payments by a Participant representing principal shall be used to reduce the outstanding balance of the loan and credited along with any payments representing interest to the Investment Fund in accordance with the Participant's current Investment Fund election. If the Participant is not actively participating in the Plan at the time of such repayment, then such payment shall be credited to the Investment Fund in accordance with the election in effect at the time the loan was made. Further, such payments shall be credited proportionately among the accounts which are part of the Participant's Individual Account.

6.05(r)             Participants with an outstanding loan balance who (i) retire and elect to defer the commencement of their benefits under the Plan, (ii) go on long term disability or (iii) take an Authorized Leave shall be permitted to continue to make loan payments on a periodic basis by personal check. In the event such a Participant fails to make payments in an amount sufficient to maintain substantially level amortization of such loan or fails to make a payment for three (3) consecutive months, the loan shall be considered in default and be deemed a distribution to the Participant.

6.05(s)            In the event of the death, retirement with no deferral of the commencement of benefits or termination of employment of a Participant prior to the time a loan is repaid, the loan shall be considered to be in default and the outstanding balance shall be treated as a distribution to the Participant.

6.05(t) All administrative charges incurred in connection with a loan from the Plan to a Participant shall be charged against the Participant's Individual Account.

ARTICLE VII

FUNDING

7.01            Contributions - Contributions as provided in Article III shall be paid over to the Trustee. All Contributions by the Employer shall be irrevocable, except as herein provided; and may be used only for the exclusive benefit of Participants and their Beneficiaries.

7.02            Trustee - The Corporation will enter into an agreement with the Trustee whereunder the Trustee will receive, invest and administer as a trust fund Contributions made under this Plan in accordance with the Trust Agreement.

Such Trust Agreement is attached hereto and incorporated by reference as a part of the Plan, and the rights of all persons hereunder are subject to the terms of the Trust Agreement. The Trust Agreement specifically provides, among other things, for the investment and reinvestment of the Fund and the income thereof, the management of the Fund, the responsibilities and immunities of the Trustee, removal of the Trustee and appointment of a successor, accounting by the Trustee and the disbursement of the Fund.

The Trustee will establish and maintain at least three (3) Investment Funds for the purposes of the investment elections stipulated in Sections 7.03, 7.04 and 7.05. However, the Corporation reserves the right to direct the Trustee to limit or add to the number and types of Investment Funds to be made available to Participants, provided that all Participants are treated uniformly.

7.03            Direction of Investment of Contributions - Each Participant and each Employee who makes a Rollover Contribution prior to becoming a Participant shall have the right to direct that the entire amount of the Basic Contributions, Pre-Tax Contributions, Incentive Contributions, Additional Contributions, Voluntary Contributions, and Rollover Contributions being allocated to his Individual Account during a Plan Year be invested in any one or more of the available Investment Funds. If investments are made among the Investment Funds, investments shall be in any whole percentage amount. Investment Fund elections shall be made in accordance with instructions provided to Participants by the Committee.

Any such election shall become effective as of the date the Participant's participation in the Plan commences and shall continue to apply in subsequent Plan Years unless the Participant properly initiates a change in the direction of investment of Contributions in accordance with Section 7.04.

7.04            Change in Direction of Investment of Contributions - In accordance with instructions provided by the Committee, each Participant shall have the right to change his option concerning the Investment Funds in which the Pre-Tax Contributions, Incentive Contributions, Additional Contributions, Voluntary Contributions and Rollover Contributions, to be allocated to his Individual Account are to be invested. Investments may be invested in one or more Investment Funds as elected by the Participant. Investments may be allocated among the Investment Funds in any whole percentage amount. A Participant may make an unrestricted number of changes to the direction of the investment of such Participant's future contributions during any Plan Year.

7.05            Change in Direction of Investment of Prior Contributions - Each Participant shall have the right to direct that the balance in his Individual Account attributable to his Participant Basic Contribution Account, Pre-Tax Contribution Account, Employer Incentive Account, Additional Contribution Account, Participant Voluntary Contribution Account, Rollover Account, Restricted Rollover Account, and Prior Plan Account invested in the Investment Fund options offered under the Plan be liquidated and the proceeds thereof transferred to any one Fund offered under this Plan or between such Investment Fund options for reinvestment. Any such change shall continue to apply in future Plan Years until the Participant properly initiates another change. In no event may a Participant make an investment change more than once daily. All requests for changes in the investment of amounts held in the Participant Basic Contribution Account, Pre-Tax Contribution Account, Employer Incentive Account, Additional Contribution Account, Participant Voluntary Contribution Account, Rollover Account, Restricted Rollover Account, and Prior Plan Account shall be made in accordance with instructions provided to Participants by the Committee.

7.06             Allocation - All interest and dividend income, gains, and losses with respect to a Participant's Individual Account, shall be allocated to each such Participant's Individual Account as of each Allocation Date in proportion to the value of such Account which is invested in the Investment Fund from which such interest, dividend income, gains, and losses accrue or arise.

ARTICLE VIII

FIDUCIARIES

8.01            General - Each Fiduciary who is allocated specific duties or responsibilities under the Plan or any Fiduciary who assumes such a position with the Plan shall discharge his duties solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing such benefits as stipulated herein to such Participants and Beneficiaries, or defraying reasonable expenses of administering the Plan. Each Fiduciary in carrying out such duties and responsibilities shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in exercising such authority or duties. Further, a Fiduciary having authority to manage the investments of the Plan shall have an overall responsibility to diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. If the Fiduciary is serving as such without compensation, all expenses reasonably incurred by such Fiduciary shall be reimbursed by the Employer or, at the Corporation's direction, from the Trustee.

A Fiduciary may allocate any of his responsibilities for the operation and administration of the Plan. In limitation of this right, a Fiduciary may not allocate any responsibilities as contained herein relating to the management or control of the Fund, except through the employment of an investment manager as provided in Section 8.03 and in the Trust Agreement relating to the Fund.

8.02            Corporation - The Corporation establishes and maintains the Plan for the benefit of its Employees and those of participating Employers and of necessity retains control of the operation and administration of the Plan.  The Corporation in accordance with specific provisions of the Plan has, as herein indicated, delegated certain of these rights and obligations to the Employer, the Trustee and the Committee and these parties shall be solely responsible for these, and only these, delegated rights and obligations.

The Employer shall indemnify each member of the Board, the Committee, the Trustee and any other person to whom any fiduciary responsibility with respect to the Plan, is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of their fiduciary duties, responsibilities and obligations under the Plan and under ERISA, except for liabilities and claims arising from such fiduciary's willful misconduct or gross negligence. For such purpose, the Employer may obtain, pay for and keep current a policy or policies of insurance, which insurance, shall not, however, release the Employer of liability under this provision.

The Employer shall supply such full and timely information for all matters relating to the Plan as (a) the Committee, (b) the Trustee, and (c) the accountant engaged on behalf of the Plan by the Corporation may require for the effective discharge of their respective duties.

8.03            Trustee - The Trustee, in accordance with the Trust Agreement, shall have exclusive authority and discretion to manage and control the Fund, except that the Corporation may in its discretion employ at any time and from time to time an investment manager (as defined in Section 3(38) of ERISA) to direct the Trustee with respect to all or a designated portion of the assets comprising the Fund.

8.04            Pension and Thrift Committee - The Corporation shall appoint a committee of not less than three (3) persons to hold office during the pleasure of the Corporation, such committee to be known as the Committee. No compensation shall be paid members of the Committee from the Fund for service on such Committee. The Committee shall choose from among its members a chairman and a secretary. Any action of the Committee shall be determined by the vote of a majority of its members. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee.

The Committee shall hold meetings upon such notice, at such place or places and at such time or times as the Committee may from time to time determine. Meetings may be called by the chairman or any two (2) members. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

In accordance with the provisions hereof, the Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it properly to carry out such duties. The Committee shall have no power in any way to modify, alter, add to or subtract from, any provisions of the Plan.

The Committee shall have discretionary authority to construe the Plan, and to determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the Plan, (b) the amount of benefits to which any Participant or Beneficiary may become entitled hereunder, and (c) any situation not specifically covered by the provisions of the Plan, and the determinations of the Committee hereunder shall be final and binding on all parties. All disbursements by the Trustee, except for the ordinary expenses of administration of the Fund or the reimbursement of reasonable expenses at the direction of the Corporation as provided herein, shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination, under any of the provisions of the Plan, it shall do so on a uniform, equitable and nondiscriminatory basis.

8.05            Claims for Benefits - All claims for benefits under the Plan shall be submitted to the Committee who shall have the responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Committee may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms. The Committee shall provide Participants and Beneficiaries with all such forms.

Upon receipt by the Committee of a claim for benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. The Committee shall approve, deny and investigate all questionable claims. Upon request, the Committee will afford any applicant the right of a hearing with respect to any finding of fact or determination related to any claim for benefits under the Plan. In the event any claim for benefits is denied, the Participant or Beneficiary shall be notified of such decision in accordance with the provisions of Section 8.06.

8.06            Claims Procedures - The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

  (a)       the specific reason or reasons for the denial;

  (b)       specific references to the pertinent Plan provisions on which the denial is based;

  (c)        a description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

  (d)       an explanation of the Plan's claim review procedures.

If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied.

In pursuing such appeal, the applicant or his duly authorized representative:

  (a)       may request in writing that the Committee review the denial;

  (b)       may review pertinent documents; and

  (c)        may submit issues and comments in writing.

The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

8.07            Records - All acts and determinations of the Committee shall be duly recorded by the secretary thereof and all such records, together with such other documents as may be necessary in exercising its duties under the Plan shall be preserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by the Corporation. The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the Trustee and the accountant engaged on behalf of the Plan by the Corporation, for the effective discharge of their respective duties.

8.08            Missing Persons - The Committee shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, in the event that all, or any portion, of the distribution payable to a Participant or Beneficiary shall remain unpaid solely by reason of the Committee's inability to ascertain the whereabouts of such Participant or Beneficiary after conducting a thorough search with due diligence, the amount so distributable shall be treated as a forfeiture pursuant to the Plan and used to reduce future Contributions by the Employer. In the event a Participant or Beneficiary is subsequently located, such benefit shall be restored, first from forfeitures, if any, and then from an additional Employer Contribution, if necessary.

ARTICLE IX

AMENDMENT AND TERMINATION OF THE PLAN

9.01            Amendment of the Plan - The Corporation shall have the right at any time by action of the Board to modify, alter or amend the Plan in whole or in part; provided, however, that the duties, powers and liability of the Trustee hereunder shall not be increased without its written consent; and provided, further, that the amount of benefits which at the time of any such modification, alteration or amendment shall have accrued for any Participant or Beneficiary hereunder shall not be adversely affected thereby; and provided, further, that no such amendment shall have the effect of revesting in the Employer any part of the principal or income of the Fund. Notwithstanding anything contained herein to the contrary, no amendment to the Plan shall decrease a Participant's account balance or eliminate an optional form of distribution.

9.02            Termination of the Plan - The Corporation expects to continue the Plan indefinitely; however, the Corporation reserves the right, at any time, by action of the Board to terminate the Plan in whole or in part. If the Corporation terminates or partially terminates the Plan or if Plan contributions are discontinued at any time, each Participant affected thereby shall be then vested with the amount to his credit in his Individual Account.

ARTICLE X

PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN

10.01            Method of Participation -Any organization which is a member of the Burmah Group, with the approval of the Board, by taking appropriate action may become a party to the Plan, by adopting the Plan. Any organization which becomes a party to the Plan shall thereafter promptly deliver to the Trustee provided for in Article VII a certified copy of the resolutions or other documents evidencing its adoption of the Plan and also a written instrument showing the Board's approval of such organization's becoming a party to the Plan. The Plan shall be maintained as a single Plan for all participating Employers.

10.02            Withdrawal - Any one or more of the Employers included in the Plan may withdraw from the Plan at any time by giving six (6) months advance notice in writing of its or their intention to withdraw to the Board and the Committee (unless a shorter notice shall be agreed to by the Board).

ARTICLE XI

TOP HEAVY PLAN PROVISIONS

11.01            General - Notwithstanding anything contained herein to the contrary, in the event that this Plan when combined with all other plans required to be aggregated pursuant to IRC Section 416(g) is deemed to be a Top Heavy Plan for any Plan Year, the following conditions shall become operative.

11.02            Definitions -For purposes of this Article, the following definitions shall be applicable: 11.02(a) Key Employee means any employee, former employee or beneficiary of a former employee in an Employer plan who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

  (i)            an officer of the Employer having annual Maximum Compensation greater than fifty percent (50%) of the amount in effect under IRC Section 415(b)(1)(A) for any such Plan Year;

  (ii)            one (1) of the ten (10) employees having annual Maximum Compensation from the Employer of more than the limitation in effect under IRC Section 415(c)(1)(A) and owning (or considered as owning within the meaning of IRC Section 318) more than one-half percent (1/2%) interest and the largest interest in the Employer;

  (iii)            a five percent (5%) owner of the Employer; or

  (iv)            a one percent (1%) owner of the Employer having annual Maximum Compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

For purposes of Section 11.02(a)(i) above, no more than fifty (50) employees [or, if lesser, the greater of three (3) or ten percent (10%) of employees] shall be treated as officers. Further, for purposes of determining the number of officers taken into account under Section 11.02(a)(i), employees described in IRC Section 414(q)(8) shall be excluded.

With respect to Section 11.02(a)(ii) above, if two (2) Employees have the same ownership interest in the Employer, the Employee having the greater annual Maximum Compensation shall be treated as having a larger interest.

This definition shall be interpreted consistent with IRC Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition, inclusive of any provisions and requirements stated thereunder but hereinabove absent.

11.02(b) Non-Key Employee means an employee, former employee or beneficiary of a former employee who is not a Key Employee.

11.02(c)            Top Heayy Plan generally means any plan under which, as of any determination date, the present value of the cumulative accrued benefits (inclusive of Pre-Tax Contributions) under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees.

For purposes of this definition:

  (i)            If such plan is a Defined Contribution Plan, the present value of cumulative accrued benefits shall be deemed to be the market value of all Employee accounts under the plan. If the plan is a Defined Benefit Plan, the present value of cumulative accrued benefits shall be deemed to be the lump sum present value of a participant's accrued benefit under such plan calculated on the basis of interest and mortality as set forth in said plan. Notwithstanding the above, for purposes of determining the present value of the cumulative accrued benefits, distributions made within a five (5) year period ending on the determination date must be included.

  (ii)            A plan shall be considered a Top Heavy Plan for any Plan Year if, on the last day of the preceding Plan Year, the above rules were met. For the first Plan Year that the Plan shall be in effect the determination of whether said Plan is a Top Heavy Plan shall be made as of the last day of such Plan Year.

  (iii)            Each Plan of the Employer required to be included in an "aggregation group" shall be treated as a Top Heavy Plan if such group is a top heavy group.

  (iv)            The term "aggregation group" means

  (A) each plan of the Employer which is currently effective or which has terminated within the five (5) year period ending on the determination date in which a Key Employee is a Participant in the Plan Year containing the year of determination or any of the four (4) preceding Plan Years; and

  (B) each other plan of the Employer which enables any plan in (A) to meet the requirements of IRC Sections 401(a)(4) or 410.

  A permissive aggregation group consists of plans of the Employer that are required to be aggregated, plus one (1) or more plans of the Employer that are not part of a required aggregation group but that satisfy the requirements of IRC Sections 401(a)(4) and 410 when considered together with the required aggregation group.

  (v)            If any individual has not performed any service for the Employer at any time during the five (5) year period ending on the determination date, any accrued benefit for such individual shall not be taken into account in the testing procedure herein described.

  (vi)            This definition shall be interpreted consistent with IRC Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition inclusive of any provisions and requirements stated thereunder but hereinabove absent.

11.03            Minimum Top Heavy Contribution - In the event that the aggregate Contributions of the Employer to all Non-Key Employees allocated to their Individual Accounts are less than three percent (3%) of Maximum Compensation (exclusive of PreTax Contributions), then the Employer shall contribute to the Plan an amount necessary to provide a minimum Contribution of at least three percent (3%) of Maximum Compensation to such Non-Key Employees who are employed as of the last day of the Plan Year regardless of (i) whether such Non-Key Employee has completed one thousand (1,000) Hours of Service, (ii) whether such Non-Key Employee made Pre-Tax Contributions to the Plan or (iii) the level of the Participant's Compensation.  The minimum Contribution required herein shall not be forfeited in the event the Participant withdraws his Pre-Tax Contributions. In no event, however, shall the allocation of the minimum Contribution to Non-Key Employees be greater than the total allocation of Contributions of the Employer to the individual accounts for Key Employees. Any special contribution or reallocation as herein provided shall be made to the Employer Incentive Account on the basis of the ratio that the Non-Key Employees' Maximum Compensation bears to the total Maximum Compensation of all Non-Key Employees.

11.04            Defined Benefit Plan Minimum Accrued Benefit - In the event the Employer shall also maintain a Defined Benefit Plan and such Defined Benefit Plan provides the minimum accrued benefit determined pursuant to IRC Section 416(c)(1), then the adjustment provided in Section 11.03 above shall not be required.

11.05            Multiple Plan Participation - In the event Section 11.03 or Section 11.04 is applicable for a Plan Year beginning before January 1, 2000, then the multiplier of 1.25 in Sections 4.05(a) and 4.05(c) shall be reduced to 1.0.

11.06            No Duplication of Minimum Benefit - With respect to the operation of these Top Heavy Plan provisions, there shall be no requirement that the entire defined benefit minimum benefit and the defined contribution minimum contribution be provided. To the extent that there shall be a defined benefit accrued benefit, it shall be controlling. To the extent that there shall be a contribution by the Employer to a Defined Contribution Plan, then there shall be a determination as to whether the defined contribution amount is comparable to the difference between the defined benefit minimum benefit and the minimum defined benefit accrued benefit required under IRC Section 416. In the event that the defined contribution amount shall not be comparable, then the difference shall be provided in the Defined Benefit Plan.

11.07            Top Heavy Assumptions - For purposes of determining whether a Defined Benefit Plan is a Top Heavy Plan, calculations shall be based upon actuarial assumptions stipulated in such plan for this purpose. If no assumptions are provided, the calculation shall be based upon The UP-1984 Table of Mortality at six percent (6%) interest with such determination being made on the valuation date which occurs within the Plan Year.

ARTICLE XII

MISCELLANEOUS

12.01            Governing Law - The Plan shall be construed, regulated and administered according to the laws of the State of Delaware except in those areas preempted by the laws of the United States of America.

12.02            Construction - The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

12.03             Administrative Expenses - The expenses of administering the Fund and the Plan may be paid either by the Employer or from the Fund.

12.04             Participant's Rights; Acquittance - No Participant in the Plan shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in and to the Fund other than as specifically provided herein. The Employer shall not be liable for the payment of any benefit provided for herein; all benefits hereunder shall be payable only from the Fund.

12.05             Spendthrift Clause -Except as provided in IRC Section 401(a)(13)(B) related to qualified domestic relations orders, none of the benefits, payments, proceeds, or distributions under this Plan shall be subject to the claim of any creditor of the Participant or to the claim of any creditor of any Beneficiary hereunder or to any legal process by any creditor of such Participant or of any such Beneficiary; and neither such Participant or any such Beneficiary shall have any right to alienate, commute, anticipate, or assign any of the benefits, payments, proceeds or distributions under this Plan. Notwithstanding anything herein to the contrary, a Participant's benefits may be withheld to the extent permitted under Section 401(a)(13)(C) of the Code.

12.06             Merger - Consolidation or Transfer - In the event of the merger or consolidation of the Plan with another plan or transfer of assets or liabilities from the Plan to another plan, each then Participant or Beneficiary shall not, as a result of such event, be entitled on the day following such merger, consolidation or transfer under the termination of the Plan provisions to a lesser benefit than the benefit he was entitled to on the date prior to the merger, consolidation or transfer if the Plan had then terminated.

12.07            Mistake of Fact - Notwithstanding anything herein to the contrary, upon the Employer's request, a Contribution which was made by a mistake of fact, conditioned upon initial qualification of the Plan or upon the deductibility of the Contribution under IRC Section 404, may be returned to the Employer by the Trustee within one (1) year after the payment of the Contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

12.08            Indemnification - The Employer shall indemnify and hold harmless each person or persons who may serve on the Committee from any and all claims, loss, damages, expense (including attorney's fees), and liability (including any amounts paid in settlement) arising from any act or omission of such person or persons, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person or persons. No Plan assets may be used for any such indemnification.

12.09             Counterparts - The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

12.10             Maximum Deductible Contribution- In no event shall the Corporation be obligated to make a Contribution for a given Plan Year in excess of the maximum amount deductible for the Corporation under IRC Section 404(a)(3)(A), or any statute or rule of similar import.

12.11            Payment of Contributions of the Employer to Trustee - Each Employer shall pay to the Trustee its Contributions for each Plan Year within the time prescribed by law, including extensions of time for the filing of its federal income tax return for such Plan Year.

12.12             Notification of Individual Account Balance - After the close of each Plan Year or more frequently as determined by the Committee, the Committee shall notify each Participant of the amount of his share in the Adjustments and Contributions for the Plan Year (or other period) just completed, and the new balance of his Individual Account.

ADOPTION OF THE PLAN

Anything herein to the contrary notwithstanding, this Plan is amended and maintained under the condition that it shall continue to be approved and qualified by the Internal Revenue Service under IRC Section 401(a) and that the Trust hereunder is exempt under IRC Section 501(a), or under any comparable Sections of any future legislation which amends, supplements or supersedes such Sections. In the event that it should be found by the Internal Revenue Service that the Plan as amended and restated hereby is not qualified, the Corporation may modify the Plan to meet Internal Revenue - Service requirements.

As evidence of its adoption of the Plan, Burusa, Inc., has caused this instrument to be signed by its officers thereunder duly authorized, and its corporate seal to be affixed hereto this 19th day of April, 2000.

BURUSA, INC.

By:

(Title)

Appendix A

Special Provisions Applicable to Amounts Transferred from the Optimol Lubricants. Inc. Profit Sharing Plan

1.             Notwithstanding Section 5.07 hereof, amounts held in the Prior Plan Accounts of former Participants in the Optimol Lubricants, Inc. Profit Sharing Plan ("Optimol Plan Accounts") shall vest in accordance with the following schedule:

Years of Service	Percent Vested
less than 2	0%
2	20
3	40
4	60
5	80
6 or more	100

2.             Notwithstanding Section 5.08, amounts held in a Participant's Optimol Plan Account may be distributed either

  (1) in a lump sum or

  (2) in annual installments over a period not to exceed ten (10) years.

3.             The provisions of Section 5.10 of the Plan shall apply to the distribution of amounts held in a Participant's Optimol Plan Account only if the distribution is made in a lump sum or in installments over a period of less than ten (10) years.

4.             Notwithstanding Section 6.05 of the Plan, a Participant must obtain the written consent of his spouse to obtain a loan of any portion of his Optimol Plan Account. The consent of the spouse must be acknowledged by a Plan representative or a notary public.

Appendix B

Special Provisions Applicable to Amounts Transferred from the CRP Industries Inc 401(k) Plan

1.             Notwithstanding Section 5.08 of the Plan, amounts held in the Prior Plan Accounts of former participants in the CRP Industries, Inc. 401(k) Plan ("CRP Plan Accounts") may be distributed, at the option of the Participant, either:

(1) in a lump sum,

(2) in annual installments over a period not to exceed ten (10) years, or

(3) in the form of an annuity providing periodic payments (for the life of the Participant or the Participant and his or her spouse). Any annuity payments made under the Plan shall be calculated in accordance with the annuity provisions of the CRP Industries, Inc. 401 (k) Plan.

2.         The provisions of Section 5.10 of the Plan shall apply to the distribution of amounts held in a Participant's CRP Plan Account only if the distribution is made in a single sum or in installments over a period of less than 10 years.

3.             Notwithstanding Section 6.05 of the Plan, a Participant must obtain the written consent of his spouse to obtain a loan of any portion of his CRP Plan Account. The consent of the spouse must be acknowledged by a Plan representative or a notary public.

Appendix C

Special Provisions Applicable to Amounts Transferred from the Chem-Trend Inc Thrift Plan

1.         The Prior Plan Account maintained on behalf of former Participants in the Chem-Trend, Inc. Thrift Plan (Chem-Trend Plan) shall be divided into two sub-accounts. These shall be designated the Chem-Trend 401(k) Account and the Chem-Trend ESOP Account.

2.         A Participant's Chem-Trend 401 (k) Account shall include all amounts attributable to the Participant's Pre-Tax Contribution Account described in Section 1.46 of the Chem-Trend Plan, which were transferred to the Plan in connection with the merger of the Chem-Trend Plan into the Plan effective as of May 1, 1994 (Merger). A Participant's Chem-Trend ESOP Account shall include all amounts attributable to the Participant's Participant ESOP Account described in Section 1.42 of the Chem-Trend Plan, which were transferred to the Plan in connection with the Merger.

3.         Any former Chem-Trend Plan participant may elect to transfer the vested balance in his or her Chem-Trend ESOP Account into his or her Chem-Trend 401(k) Account. Such election shall be made in accordance with instructions provided by the Human Resources department. Any amounts transferred from a Participant's Chem-Trend ESOP Account to his Chem-Trend 401(k) Account may not be transferred back, and the Participant's Prior Plan Account shall thereafter consist solely of one consolidated Chem-Trend 401(k) Account.

4.         Funds held in a Participant's Chem-Trend 401(k) Account (including amounts, if any, transferred pursuant to the Participant's election from the Participant's Chem-Trend ESOP Account) are subject to the hardship withdrawal and loan provisions of Sections 6.04 and 6.05 of the Plan. Such amounts are not subject to the withdrawal provisions of Section 6.01 or 6.02 and may not be withdrawn from the Plan while the Participant remains in service except as provided in Section 6.03 (applicable to Participants who have attained the age of 59-1/2).

5.         Funds held in a Participant's vested Chem-Trend ESOP Account may be withdrawn by the Participant by notice to the Participant's Human Resources department. Any such withdrawal shall be made in a lump sum and shall be subject to the provisions of Section 5.10 hereof. Funds held in a Participant's Chem-Trend ESOP Account are not subject to the hardship withdrawal or loan provisions of Section 6.05 or 6.06 of the Plan.

6.         A Participant who was not vested in his or her Chem-Trend ESOP Account at the time of the Merger shall become vested in his or her Chem-Trend ESOP Account upon completion of five (5) Years of Service as defined in Section 1.56, but including Years of Service with Chem-Trend prior to November 16, 1988. For this purpose, all of the Participant's Years of Service shall be counted, except for Years of Service prior to a Forfeiture Break in Service (as defined under the Chem-Trend Incorporated Employee Stock Ownership Plan (Chem-Trend ESOP) as it existed prior to January l, 1989), if such Years of Service were disregarded under the break-in-service provisions of the Chem-Trend ESOP.

FIRST AMENDMENT
TO
BURMAH CASTROL GROUP U.S.A. THRIFT PLAN
(As Amended and Restated January 1, 1997)

This Amendment, made this 31st day of December, 2000, by Burusa, Inc., a Delaware corporation (the "Corporation").

WITNESSETH:

WHEREAS, the Corporation maintains the Burmah Castrol Group U.S.A. Thrift Plan (the "Plan") and Section 9.01 empowers the Corporation to amend the Plan; and

WHEREAS, the Corporation deems it desirable to merge the Lubecon Systems, Inc. Employee Stock Ownership Plan with and into the Plan and to amend the Plan to adopt Appendix D;

WHEREAS, Sections 401(k)(3)(F) and 401(m)(5)(C) were added to the Internal Revenue Code of 1986, as amended, effective for plan years beginning after December 31, 1998, and the Corporation also wishes to amend the Plan to provide for the flexibility provided by Sections 401(k)(3)(F) and 401(m)(5)(C);

NOW, THEREFORE, the Corporation amends the Plan as follows:

  The Lubecon Systems, Inc. Employee Stock Ownership Plan is merged with and into the Plan, effective December 31, 2000 and the merged entity shall constitute a single plan within the meaning of Code Section 414(1) and the regulations issued thereunder; provided that, the assets represented by each of the respective plans shall continue to be held in the respective trusts in existence prior to the date of this merger.

  Appendix D (as attached hereto) is added to the Plan, effective as of December 31, 2000, to follow immediately after Appendix C thereof.

  By adding the following provision to Section 4.01 as the second paragraph following the recitation of the actual deferral percentage test:

"If the Corporation elects to apply section 410(b)(4)(B) in determining whether the Plan meets the requirements of section 401(k)(3)(A)(i), the Corporation may, for purposes of applying the actual deferral percentage test, elect to exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of section 410(a)(1)(A)."

  By adding the following provision to Section 4.02 as the second paragraph following the recitation of the actual contribution percentage test:

"If the Corporation elects to apply section 410(b)(4)(B) in determining whether the Plan meets the requirements of section 410(b), the Corporation may, for purposes of applying the actual contribution percentage test, elect to exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of section 410(a)(1)(A)."

APPENDIX D
TO
BURMAH CASTROL GROUP U.S.A. THRIFT PLAN
(Merged Lubecon Employee Stock Ownership Plan)

Application

D-1. This Appendix D to the Burmah Castrol Group U.S.A. Thrift Plan (the "Plan") shall be effective on and after December 31, 2000. On that date the Lubecon Employee Stock Ownership Plan (the "Lubecon ESOP") was merged into this Plan (referred to as the "Merger Date"). This Appendix D shall apply only with respect to "Affected Participants" as defined herein.

Definitions

D-2. The term "Affected Participants" refers to those Employees and former employees of Lubecon Systems, Inc. with an accrued benefit under the Lubecon ESOP as of April 30, 2000. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Appendix D.

Separate Accounting

D-3. Upon the merger of the Lubecon ESOP into this Plan, the Plan shall separately account for each of the following, including any earnings, gains and losses attributable thereto, subsequent to the Merger Date: each Affected Participant's Elective Contributions Account, Nonelective Contributions Account and Qualified Matching Contributions Account transferred from the Lubecon ESOP to this Plan (referred to as the "NonESOP Accounts") and each Affected Participant's ESOP Account transferred from the Lubecon ESOP to this Plan.

Allocation of Earn-out Payments	D-4.	(a)

Any additional payments of purchase price ("earn-out payments") for Employer Stock (as defined under the Lubecon ESOP), pursuant to that certain Agreement and Plan of Merger by and among Castrol Industrial North America, Inc., CINA Acquisition Limited and Lubecon Systems, Inc. (the "Acquisition Agreement"), that are received after the Merger Date with respect to Employer Stock allocated to Participant Accounts as of the Closing Date, as defined in the Merger Agreement (after the application of Section 11.4(a) of the Lubecon ESOP) shall be allocated to the ESOP Accounts of all Affected Participants with such Employer Stock Accounts on the Closing Date (even if they had a distribution of all or a portion of their Accounts subsequent to the Closing Date) in direct proportion to the number of shares of Employer Stock that were credited to each such Affected Participant's Employer Stock Account (as defined under the Lubecon ESOP) on the Closing Date (determined after the application of subsection 11.4(b)). Such amounts shall not be treated as annual additions for purposes of Code Section 415.

(b)

Any earn-out payments received after the Closing Date with respect to Employer Stock sold from the Lubecon ESOP as of the Closing Date shall be allocated to the same Affected Participants and in the same proportions, as under subsection D-4(a) (even if they have taken a distribution of their ESOP Accounts subsequent to the Closing Date). Such amounts shall not be treated as annual additions for purposes of Section 415.

Vesting	D-5. Each Affected Participant shall be 100% vested in his Account Balances under the Plan including, but not limited to, those transferred from the Lubecon ESOP to this Plan.

Distribution Options	D-6	(a)

With respect to each Affected Participant, subsection 5.08(b) is hereby modified to provide that with respect to the Participant's Elective Contribution Account, Nonelective Contributions Account and Qualified Matching Contributions Account that were transferred to this Plan pursuant to the merger of the Lubecon ESOP into this Plan (referred to as the "NonESOP Accounts") in lieu of the single sum payment described in that section, such NonESOP Accounts shall be distributed as a QJSA (defined below) if the Participant is living unless the Participant waives the QJSA with the written consent of the Spouse, or as a QPSA if the Participant is deceased unless the Spouse waives the QPSA. If the QJSA or the QPSA is waived, another method of payment may be elected.

(b)

QJSA. If the Participant is married when distribution first becomes payable, the Trustee shall apply the NonESOP Account to purchase the QJSA specified by the Administrator unless the Participant waives the QJSA. If the Participant is not married when a distribution first becomes payable, the Trustee shall apply the Participant's NonESOP accounts to purchase a life annuity unless the Participant waives the life annuity.

(i)

Definitions. "QJSA" means the maximum, immediate, non-transferable qualified joint and survivor annuity that can be purchased with the Participant's NonESOP Accounts and which provides for equal monthly payments for the life of the Participant with a survivor annuity payable for the life of the Spouse. The terms of the annuity must comply with the distribution requirements and limitations of this plan. "Spouse" for purposes of the QJSA provisions herein refers to the person, if any, to whom the Participant is married on his benefit commencement date.

(ii)

Monthly Payment to Spouse. Each monthly survivor annuity payment to the Spouse shall be at least 50% and not more than 100% of each monthly payment during the life of the Participant. If the Participant fails to elect a specific percentage of the monthly payment to be paid to the Spouse, the percentage shall be 50%.

(c)

QPSA. Upon the death of a married Participant, the Trustee shall apply the Participant's NonESOP Accounts to purchase a QPSA unless the Participant waived the QPSA before the Participant died or the Spouse waives the QPSA.

(i)

Definitions. "QPSA" means the maximum, immediate, non-transferable life annuity that can be purchased with the Participant's NonESOP Accounts after the Participant dies. The terms of the QPSA shall comply with the distribution requirements and limitations of this plan. "Spouse" for purposes of the QPSA provisions herein refers to the person, if any, to whom the Participant is married on his benefit commencement date.

			(ii)	Monthly Payment. The QPSA shall provide for equal monthly payments for the life of the Spouse.
(d)

Lump Sum. Upon waiver of the QJSA or QPSA, distribution shall, if the Participant so elects, be made in a single payment or, if necessary, in one or more payments within one taxable year of the recipient. A lump sum within the meaning of the preceding sentence shall be the only permitted method of distribution of the NonESOP Account for the following:

			(i)	$5,000 or Less. A distribution when the Affected Participant's total vested Accounts, including any earlier distribution, is $5,000 or less;
			(ii)	Transfer. A transfer to another plan under (e) below;
			(iii)	Plan Termination/Partial Termination. Termination of this plan or partial termination of this Plan.
			(iv)	QDRO. A distribution pursuant to a QDRO [if the Affected Participant has not attained age 50.]
			(v)	Hardship Withdrawals. A hardship withdrawal; or
			(vi)	Additional 401 (k) Distribution Events. An event described at Section 401(k)(10)
(e)

Transfers to Another Plan. Upon waiver of the QJSA or QPSA, the Trustee shall, if the Participant so elects, transfer the Affected Participant's NonESOP Accounts to the trustee or custodian of another qualified retirement plan for the benefit of the Affected Participant or to an individual retirement account for the benefit of the Affected Participant or Spouse to be held and distributed under the terms of that plan or account.

(f)

Installments. Upon waiver of the QJSA or QPSA, distribution shall, if the Affected Participant so elects, be made in installments paid annually, or more frequently if permitted by the Administrator, over an elected period of years not exceeding the life expectancy of the Affected Participant or the joint life expectancy of the Affected Participant and a Beneficiary. The amount of the installment payments distributed each calendar year shall be equal to the quotient obtained by dividing the Affected Participant's NonESOP Accounts by the remaining number of years in the period. The elected installment payment schedule may be changed, the initial amount distributed may be greater or lesser than subsequent payments, or the remainder may be paid in a lump sum, but an Affected Participant may not elect payments smaller than the minimum distribution.

(g)

Other Annuity. Upon waiver of the QJSA or QPSA, the Trustee shall, at the election of the Participant, apply the Participant's NonESOP Accounts to purchase the form of nontransferable annuity selected by the Participant providing benefits over a period not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and the Beneficiary.

(h)

Combination. Upon waiver of the QJSA or QPSA, distributions of the NonESOP Accounts shall, at the election of the Affected Participant, be made in a combination of the annuity and either the lump sum or installments.

	D-7.	Waiver of QJSA or QPSA; Election of Method and Time of Distribution.
		(a)	Waiver of QJSA.
(i)

Notice. At least 30 days, but not more than 90 days, before an Affected Participant's benefit commencement date, the Administrator shall provide each Participant, in writing, a reasonable explanation of (A) the terms and conditions of the QJSA; (B) the Participant's right to waive, and the effect of the waiver of, the QJSA; (C) the rights of the Spouse; and (D) the right to revoke, and the effect of a revocation of, a previous waiver of the QJSA.

(ii)

Waiver. During the 90-day period before the Participant's benefit commencement date, the Participant may waive the QJSA, or the life annuity if the Participant is not married, and may revoke a prior waiver. The Participant may waive or revoke a prior waiver of the QJSA with respect to the entire NonESOP Accounts or only with respect to any one such specific account balance. A waiver of a QJSA shall not be effective unless the Spouse consents to the waiver. The Participant may revoke the waiver without the Spouse's consent. The waiver must be in the form of a written election under (c) below containing the Spouse's consent.

		(b)	Waiver of QPSA.
(i)

Notice. The Administrator shall provide each Participant with a written notice containing an explanation of the QPSA and other benefits available upon the death of the Participant. The explanation shall be comparable to the explanation described above with respect to the QJSA. The notice shall be provided to each Participant within the period described below which ends last:

(A)        Age-Related. The period beginning with the first day of the Plan Year that includes the date the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year that includes the date the Participant attains age 35; or

(B)       Participation. A reasonable period that includes the date the Employee becomes a Participant. A reasonable period is the two-year period beginning one year before, and ending one year after, the occurrence of the described event.

If a Participant's employment terminates before the Plan Year that includes the date the Participant attains age 35, notice shall be provided within the two-year period beginning one year before termination of employment and ending one year after termination of employment. If the Participant later returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

(ii)

Waiver. At any time during the period beginning on the first day of the Plan Year that includes the date a Participant attains age 35 (or the date the Participant's employment terminates, if earlier) and ending on the earlier of the date the first payment is made to the Participant or the Participant's death, the Participant may waive the QPSA with the written consent of the Spouse and elect an alternate method of distribution. The waiver shall be in the form of a written election by the Participant and consent by the Spouse. The Participant may not designate a different Beneficiary without a new consent by the Spouse. If the Participant does not waive the QPSA during the Participant's lifetime, the Spouse may waive the QPSA and elect an alternate method of distribution at any time after the Participant's death and before distribution begins. A Participant or Spouse may waive the QPSA with respect to the entire Vested Account Balance or with respect to any specific account balance.

(iii)

Pre-Age 35 Waiver. A Participant who has not attained age 35 as of the last day of any current Plan Year may make a special waiver of the QPSA for the period beginning on the date of the waiver and ending on the first day of the Plan Year in which the Participant attains age 35. The waiver is subject to (i) and (ii) above except that the notice under (i) above must be provided to the Participant before the date of the waiver. The waiver shall not be valid unless the Participant receives the notice before the date of the waiver.

The QPSA shall be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date is subject to (i) and (ii) above.
(c)

Spousal Consent. A consent by a Spouse shall not be effective unless the consent is in writing, signed by the Spouse and witnessed by an individual designated for this purpose by the Committee or by a notary public. The consent must acknowledge the effect of the waiver of the QJSA or the QPSA. If it is established to the satisfaction of the Committee that the Spouse cannot be located or if other circumstances set forth in Regulations issued under Code Section 417 exist, the Spouse's consent is not required. The consent is effective only with respect to the consenting Spouse and not with respect to a subsequent Spouse. Consent by the Spouse will be irrevocable with respect to the Participant's election, waiver, or designation of a Beneficiary to which the consent relates.

(i)

Specific Beneficiary or Method of Distribution. The consent may be limited to a distribution to a specific alternate Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, and a specified method of distribution. Any waiver after the revocation of a prior waiver or change of Beneficiary will require a new spousal consent.

(ii)

General Consent. The consent may permit the Participant to designate a Beneficiary, or elect an alternate method of distribution, or to change either or both without a further consent by the Spouse. This form of consent is not valid unless the Spouse expressly and voluntarily permits such designations and elections without any further spousal consent. The consent may be limited to certain Beneficiaries or to certain methods of distribution.

(d)

Permitted Elections. To the extent permitted under this article and subject to waiver of the QJSA or QPSA, the Participant or other recipient may elect the method and time of distribution. To the extent met under subsections (a), (b), or (c), the requirements under (e) and (g) need not be met again.

(e)

Required Consent. If the distributive event is termination of employment prior to the Participant's Normal Retirement Date for any reason other than death, distribution shall not be made without the Participant's consent. The consent shall be given by an election of distribution. An election of distribution shall be made within the 90-day period ending on the Benefit Starting Date.

(i)

Notice. When consent is required the Participant shall be notified of the right to elect or defer distribution. The written notice shall provide an explanation of the material features and relative values of the available methods of distribution. The notice shall be provided at least 30 days and not more than 90 days before the Benefit Starting Date.

(ii)

Benefit Starting Date. "Benefit Starting Date" means the first day of the firstperiod for which an amount is distributable in any form. Generally, the Benefit Starting Date is the date on which distribution is due when all conditions and requirements for distribution have been met.

(f)

Exception to Waiver and Consent Requirements.

The waiver of the QJSA or QPSA and the Participant's consent are not required with respect to a distribution when the Participant's Vested Account Balance, including any earlier distribution, is $5,000 or less.

		(g)	Election Requirements.
			(i)	Time. The election shall be made not later than the date distribution begins or, if earlier, the date when distribution must begin. An election may be revoked or changed before distribution begins.
			(ii)	Form. An election shall be made in a form acceptable to the Committee.
		(h)	Failure to Elect. If a Person fails to elect (or multiple recipients cannot agree):
(i)

Method. The method of distribution for an ESOP Account shall be a lump sum. The method of distribution for all other accounts shall be a QJSA or QPSA if the Participant is married or a life annuity if the Participant is not married.

		(j)	Time. Distribution shall begin no later than as permitted under Article IV or V of the Plan.
(k)

Additional Information. The Committee may require additional election, application or information forms required by law or deemed necessary or appropriate by the Committee in connection with any distribution.

(l)

No Reduction or Delay of Distribution. An election shall not cause a reduction in the minimum amount or delay the required time of payment of any minimum distribution or any distribution required after the death of a Participant.

(m)

Limited Application. Subsections (a), (b), and (c) and all other references to the QJSA or the QPSA in this plan shall apply only to the portion of a Participant's Vested Account Balance that is otherwise required to be paid in the form of a QJSA or a QPSA.

	D-8.	Designation of Beneficiary.
		(a)	A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in the form approved by the Committee. The Participant's Will is not effective for this purpose.
			(i)	Beneficiary. "Beneficiary" means the Person designated by the Participant to receive the Participant's benefits under this plan after the Participant's death.
(ii)

Spousal Consent. If a married Participant designates or changes a Beneficiary other than the Spouse with the Spouse's consent to and acknowledgment of the effect of the designation, the designation shall be void. A consent that permits further designations without consent is void unless the Spouse expressly and voluntarily permits such designations without any further spousal consent. The consent may be limited to a specific Beneficiary and a specific method of distribution.

(A)       Consent. Consent by the Spouse is irrevocable. The consent and acknowledgment must be witnessed by an individual named by the Committee or by a notary public. If the Spouse cannot be located or if other circumstances set forth in Regulations issued under Code Section 417 exist, the consent need not be obtained.

(B)       Successor Beneficiaries. A Participant may designate one or more successor Beneficiaries to the Spouse without the Spouse's consent.

(C)       Change of Marital Status. A Beneficiary designation by a Participant will not be effective upon the Participant's subsequent marriage unless the Spouse consents to the designation and acknowledges the effect of the designation.

(b)

Failure to Designate. If a Participant fails to designate a Beneficiary, the Beneficiary shall be the Spouse at the time of the Participant's death and the Spouse's estate with respect to any amount remaining undistributed at the subsequent death of the Spouse. If the Participant is not survived by a Spouse, the Beneficiary for each date of distribution shall be the first of the following classes with a living member on the date of distribution:

(i)

Children. The Participant's children, including those by adoption, dividing the distribution equally among the Participant's children with the living issue of any deceased child taking their parent's share by right of representation;

			(ii)	Parents. The Participant's parents, dividing the distribution equally if both parents are living;
			(iii)	Brothers and Sisters. The Participant's brothers and sisters, dividing the distribution equally among the Participant's living brothers and sisters.
(c)

Death of Beneficiary. If distribution is being made to a Beneficiary who dies before complete distribution, the remaining amount in the account shall be paid to the successor Beneficiary. If distribution is made to more than one Beneficiary, distribution shall continue to the survivor or survivors of them, and any remaining amount in the account upon the death of the last survivor shall be paid to the successor Beneficiary. Survivors shall include the issue of the deceased child who shall take the deceased child's share by right of representation.

(d)

No Beneficiary. If a deceased Participant has no surviving Beneficiary under (c) above on the date a distribution is payable, the remaining balance shall be paid to the Participant's estate, if then under the active administration of a probate or similar court, or if not, to those Persons who would then take the Participant's personal property under the Delaware intestate laws then in force and in the proportions provided therein, as though the Participant had died at such time.

(e)

Determination. The Committee shall apply the rules of this section to determine the proper Persons to whom payment should be made. The decision of the Committee shall be final and binding on all Persons.

In Service Withdrawals

D-9. All amounts held in an Affected Participant's ESOP Account shall be available for withdrawal, even if the Affected Participant's employment has not terminated.

All amounts held in the Affected Participant's NonESOP Accounts shall not be available for withdrawal prior to the Affected Participant's termination of employment with the following exceptions (i) the Affected Participant's Elective Contributions Account may be distributed in the event of hardship, subject to and in accordance with the terms of section 6.04 of the Plan; and (ii) all of the Participant's NonESOP Accounts shall be available for distribution upon the occurrence of one of the events described at Code Section 401(k)(10).

SECOND AMENDMENT
TO
BURMAH CASTROL GROUP U.S.A. THRIFT PLAN
(As Amended and Restated January 1, 1997)

The Burmah Castrol Group U.S.A. Thrift Plan (the “Plan”) is amended as follows:

1. Effective July 15, 2002, BP  Corporation ratifies the withdrawal of Sericol, Inc. from the Plan and the termination of active Plan participation of its eligible employees.

2. The assets and liabilities of the Plan allocable to participants who are current or former employees of Sericol, Inc. will be converted to cash and transferred to the Sericol, Inc. 401(k) Retirement Plan as soon as administratively practicable.

BP CORPORATION

THIRD AMENDMENT
TO
BURMAH CASTROL GROUP U.S.A. THRIFT PLAN
(As Amended and Restated January 1, 1997)

Effective December 31, 2002, the Burmah Castrol Group U.S.A. Thrift Plan (the “Plan”), sponsored by BP Corporation North America Inc. (the “Company”) is amended.

  Section D-6 of Appendix D of the Plan is amended to read as follows:

“D-6  The distributions to, or on behalf of, an Affected Participant shall be made in accordance with Article 5 of the Plan.”

  Section D-7 of Appendix D of the Plan is deleted.

IN WITNESS WHEREOF, the Company has executed this amendment to the Plan this 21 day of August, 2002.

FOURTH AMENDMENT
TO
BURMAH CASTROL GROUP U.S.A. THRIFT PLAN

WHEREAS, BP Corporation North America Inc. (the “Corporation”) maintains the Burmah Castrol Group U.S.A. Thrift Plan (the “Plan”):

WHEREAS, pursuant to a delegation of power, the Director, U.S. Benefits has the authority to amend the Plan:

NOW, THEREFORE, the Director, U.S. Benefits hereby amends the Plan as follows:

    1.  Effective December 31, 2002, the following paragraph is added at the end of the section entitled “Introduction”:

            “Effective January 1, 2002, the Plan is amended to reflect certain provisions of  the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). These amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Effective January 1, 2003, the Plan is further amended as deemed desirable to reflect a change in the provision of administrative services.”

    2.  Effective January 1, 2003, Section 1.13 of the Plan is amended to read as follows:

                        “1.13 Compensation  (a) except to the extent otherwise provided in subsection (b), below, Compensation means amounts that are paid directly by an Employer for personal services and that:

                                   (1)  are paid to a Participant (except to the extent otherwise provided in subsection (a)(2)(F), below); and

                                    (2)  fall in one of the following categories

                                            (A)  basic salary or wages, including forms of base pay delivered in alternative forms such as piecework, payment by mileage for drivers, overtime, and shift and rate differentials;

                                            (B)  pay in lieu of vacation;

                                            (C)  commissions;

                                            (D)  bonus payments made under an annual incentive plan at the business unit or stream level;

                                              (E)  lump-sum performance awards awarded in connection with annual salary administration;

                                             (F)  amounts that:  (i) are contributed, at the election of a Participant, on behalf of the Participant to a cafeteria plan or a cash or deferred arrangement and not included in the Participant’s gross income for federal income tax purposes by reason of Sections 125, 132(f) or 402(e)(3) of the Code and (ii) would, were it not for the Participant’s election, (I) meet the requirement imposed by subsection (a)(1), above, and (II) fall in one of the categories listed in subparagraphs (A) through (E) of this subsection (a)(2); and

                                    (3)  do not fall in any of the following categories:

                                             (A)  sign-on, retention, or ratification payments;

                                             (B)  severance or separation payments;

                                             (C)  spot awards, reward and recognition payments or any other comparable payments;

                                             (D)  remuneration received attributable to moving or educational expenses;

                                             (E)  expense allowances, or premium pay based on an Employee’s worksite;

                                             (F)  tax reimbursements;

                                             (G)  payments made pursuant to an employment contract or bonus plan under which such payments are not intended to be Compensation hereunder;

                                             (H)  payments in excess of amounts paid pursuant to subsection (a)(2)(A) above, made to compensate an Employee for having to work during all or part of the 60-day period following notice in connection with a severance or separation program; or

                                             (I)  awards under the 1998 Share Option Plan (or any other income under any equity-based plan);

                                              (J)  awards under the BP Long Term Performance Plan; and

                                             (K)  any other remuneration not described in subparagraphs (A) through (F) of subsection (a)(2), above.

                         (b)   For purposes of the definition of “Compensation” hereunder:

                                    (1)  except with respect to items of “Compensation” referred to in Sections 1.13(a)(2)(B) and (b)(3), no amount will be considered “Compensation” hereunder if it is paid after an individual’s Severance from Service, even if such amount would have been considered “Compensation” if it were paid while the individual was an Employee;

                                    (2)  an amount that should have been paid in a manner that met the requirements imposed by this Section 1.13 (as modified by subsection (b)(1), above), but that was mistakenly paid in a different manner, will be treated as meeting the requirements imposed by this Section 1.13;

                                     (3)  all amounts paid in settlement (including, but not limited to, amounts paid for front and back pay and emotional distress) to a Participant will be excluded from the definition of Compensation hereunder unless otherwise ordered pursuant to the final decision of the presiding court, arbitrator, or administrative agency after all available appeals have been exhausted; and

                                    (4)  if it is not entirely clear whether an item of remuneration meets the requirements of subsection (a)(2) or (a)(3), above, the Administrator, in his sole discretion, will determine whether the item meets the requirements of such subsection (a)(2) or (a)(3), above.

                         (c)  In addition to other applicable limitations that may be set forth in the Plan, and notwithstanding any other contrary provision of the Plan, annual Compensation taken into account under the Plan for the purpose of calculating the Contributions to the Plan by or in respect of a Participant for any Plan Year will not exceed the applicable compensation limit under Section 401(a)(17) of the Code, as adjusted.”

    3.  Effective January 1, 2003, Section 1.30 of the Plan is amended to read as follows:

          “1.30     Highly Compensated Employee or HCE means an Employee who is a ‘highly compensated employee’ within the meaning of Section 414(q) of the Code (determined as if the election described in Section 414(q)(1)(B)(ii) of the Code has not been made), the provisions of which are incorporated herein by reference.”

    4.  Effective January 1, 2003, Section 1.34 of the Plan is amended to read as follows:

           “1.34     Investment Option means each of the investment options available under the Plan as set forth in Exhibit A.”

    5.  Effective January 1, 2003, Section 1.38 of the Plan is amended to read as follows:

          “1.38 Non-Highly Compensated Employee or NHCE means an Employee who is not an HCE.”

    6.  Effective January 1, 2002, Sections 1.57 to 1.71 are added to the Plan to read as follows:

           "1.57  Accounting Period means a period, not to exceed 1 year in duration, designated by the Administrator with respect to each Investment Option."

          1.58  Alternate Payee means an individual who is entitled to all or a portion of a Participant’s Individual Account pursuant to a QDRO.

          1.59 Commonly Controlled Entity  means: (a) an Employer and any corporation, trade or business, but only for so long as it and the Employer are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code; provided, however, that solely for purposes of the limitations of Section 415 of the Code, the standard of control under Sections 414(b) and 414(c) of the Code will be deemed to be ‘more than 50%’ rather than ‘at least 80%’; (b) an Employer and an organization, but only for so long as it and the Employer are members of an affiliated service group as defined in Section 414(m) of the Code; (c) an Employer and an organization, but only for so long as the employees of it and the Employer are required to be aggregated under Section 414(o) of the Code; or (d) any other organization designated as such by a Designated Officer.  An entity will not be considered a Commonly Controlled Entity before it becomes a Commonly Controlled Entity pursuant to the preceding sentence.

          1.60 Contribution Dollar Limit  means the annual limit imposed on each Participant pursuant to Section 402(g) of the Code (as indexed pursuant to Section 402(g)(4) of the Code, provided that no such adjustment will be taken into account hereunder before the Plan Year in which it becomes effective).

          1.61 Distributee  means a Participant, or a Participant’s surviving Spouse; or, and only with regard to the interest of an Alternate Payee, a Participant’s Spouse or former Spouse who is the Alternate Payee.

          1.62  Eligible Retirement Plan  means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code (but only if such employer agrees to separately account for amounts transferred into such plan from the Plan), an annuity contract described in Section 403(b) of the Code, or a qualified trust described in Section 401(a) of the Code which accepts a Distributee’s Eligible Rollover Distribution. This definition of Eligible Retirement Plan will also apply in the case of a distribution to a surviving Spouse, or to a spouse or former Spouse who is the Alternate Payee under a QDRO.

          1.63 QDRO means a domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

          1.64 Settlement Date means the date as of which a financial transaction from a corresponding Trade Date is settled in cash or in kind.

          1.65  Spousal Consent  means the irrevocable written consent given by a Spouse to a Participant’s election (or waiver) of a specified form of benefit or Beneficiary designation.  The Spouse’s consent must acknowledge the effect on the Spouse of the Participant’s election, waiver or designation and be duly witnessed by a Plan representative or notary public.  Spousal Consent will be valid only with respect to the Spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent.  A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before the Sweep Time associated with the Settlement Date upon which payments will begin.  Spousal Consent will not be necessary to the extent that there is a determination by the Administrator that there is no Spouse, the Spouse cannot be located or such other circumstances as may be established by applicable law.

          1.66 Spouse means a person who, as of the relevant time, is married to the Participant under the laws of the State of the Participant’s residence as evidenced by a valid marriage certificate or other proof acceptable to the Administrator.

          1.67 Sweep Time  means the cutoff time established by the Administrator to receive notification of a financial transaction in order to process the transaction with respect to a Trade Date designated by the Administrator.

           1.68 Trade Date  means the business day (any day on which the New York Stock Exchange and the Trustee are open for business) as of which a financial transaction is effected.>

           1.69 Trust  means the legal entity resulting from the Trust Agreement, in which some or all of the assets of this Plan will be received, held, invested and distributed to or for the benefit of Participants and Beneficiaries.

           1.70 Trust Agreement  means the agreement between the Plan Sponsor and the Trustee establishing the Trust, and any amendments thereto.

          1.71 Valuation Time means 4 p.m. (Eastern Time) or, if earlier, the close of business of the New York Stock Exchange, or as otherwise determined by the Administrator.”

    7.  Effective January 1, 2003, Section 2.03 of the Plan is amended to read as follows:

          “2.03 Beneficiary Designation.

                                  (a)  Each Participant may designate the Beneficiary who is to receive the Participant’s remaining Plan interest at his death.  The Participant may change his designation of Beneficiary by filing a new designation with the Administrator.  Notwithstanding any designation to the contrary, the Participant’s Beneficiary will be the Participant’s surviving Spouse, unless such designation includes Spousal Consent.  In the absence of Spousal Consent, a Participant will be deemed to have designated his surviving Spouse as his Beneficiary unless and to the extent that such designation is inconsistent with a QDRO.  If the Participant dies leaving no Spouse and either (1) the Participant failed to file a valid Beneficiary designation, or (2) all persons designated as Beneficiary have predeceased the Participant, the Administrator will have the Trustee distribute such Participant’s Accrued Benefit in a single sum to his estate.

                                  (b)  Subject to the provisions of this Section, a Participant may designate a Beneficiary under the Plan at any time by making the designation in the form and manner and at the time determined by the Administrator.  No such designation will be effective until and unless it is received by the Administrator.

                                  (c)  Subject to the provisions of this Section, a Participant may revoke a prior designation of a Beneficiary at any time by making the revocation in the form and manner and at the time determined by the Administrator.  No such revocation will be effective until and unless it is received by the Administrator.

                                  (d)  Subject to the provisions of this Section, if a Participant designates his Spouse as his Beneficiary, except to the extent required by applicable law, that designation will not be revoked or otherwise altered or affected by any:

                                                 (1) change in the marital status of the Participant and such Spouse,

                                                 (2) agreement between the Participant and such Spouse.

                                   (e)  If a Participant designates his Spouse as his Beneficiary, and the Administrator receives a QDRO with respect to the marriage, separation or divorce of the Participant and such Spouse, such Spouse will cease to be the Participant’s Beneficiary unless and until the Participant again designates his Spouse as his Beneficiary in accordance with the provisions of this Section, except to the extent otherwise provided in the QDRO.

                                    (f)  A Participant’s Beneficiary may not be changed following the Participant’s death, including, but not limited to, by a disclaimer otherwise valid under applicable law.”

    8.  Effective January 1, 2003, Sections 3.01, 3.02 and 3.03 of the Plan are amended to read as follows:

          “3.01 Pre-Tax Contributions.

                                   (a) Any Participant may elect to have Pre-Tax Contributions made to the Plan by his Employer in an integral percentage of his Compensation of not less than 1 percent nor more than 100 percent; provided, however, that in no event may the percentage of the Voluntary Contributions of a Participant, when added to the percentage of Pre-Tax Contributions, if any, made on his behalf equal less than 1 percent or more than 100 percent of his Compensation.  The Compensation of such Participant will be reduced by the percentage elected under the contribution election in effect for such Participant; provided, however, that no Pre-Tax Contributions made with respect to a year on behalf of a Participant may exceed the limitations set forth in Article IV.  With respect to each applicable payroll period, the Employer will contribute as soon as reasonably possible, an amount to the Trust equal to the Participant’s Pre-Tax Contributions for such payroll period and the Administrator will cause such amount to be allocated and posted to the Participant’s Pre-Tax Contribution Account.

                                   (b) Subject to the right of any Participant who attains age 50 before the close of the relevant Plan Year to make additional Pre-Tax Contributions as catch-up contributions pursuant to Section 4.09, if the Contribution Dollar Limit prevents the Employer from making Pre-Tax Contributions on behalf of a Participant, the Participant will be deemed to have elected to make a Voluntary Contribution pursuant to Section 3.02 with respect to Pre-Tax Contributions the Employer was prevented from making; provided, however, that no such Voluntary Contributions made with respect to a year on behalf of a Participant may exceed the limitations set forth in Article IV.

          3.02 Voluntary Contributions.  Any Participant may elect to make Voluntary Contributions to the Plan by payroll deduction in an integral percentage of his Compensation of not less than 1 percent nor more than 100 percent; provided, however, that in no event may the percentage of the Voluntary Contributions of a Participant, when added to the percentage of Pre-Tax Contributions, if any, made on his behalf equal less than 1 percent or more than 100 percent of his Compensation.  Any payroll deduction with respect to Voluntary Contributions will be made from the Compensation of a Participant by his Employer in accordance with the terms of the contribution election in effect for such Participant; provided, however, that no Voluntary Contributions made with respect to a year on behalf of a Participant may exceed the limitations set forth in Article IV.  With respect to each applicable payroll period, the Employer will contribute as soon as reasonably possible, an amount to the Trust equal to the Participant’s Voluntary Contributions for such payroll period and the Administrator will cause such amount to be allocated and posted to the Participant’s Voluntary Contribution Account.

          3.03 Incentive Contributions.

                                   (a) With respect to each applicable payroll period, the Employer will contribute as soon as reasonably possible to the Trust as an Incentive Contribution an amount that is equal to 50 percent of the sum of the Voluntary and Pre-Tax Contributions, not in excess of 6 percent of Compensation, made on behalf of, or by, each Eligible Participant, as defined in subsection (b), below during such payroll period to a maximum Incentive Contribution of 3 percent of Compensation; provided, however, that no Incentive Contributions made with respect to a year on behalf of an Eligible Participant may exceed the limitations set forth in Article IV.  Incentive Contributions made on behalf of any Eligible Participant will be allocated and posted to such Participant’s Incentive Contribution Account.  Incentive Contributions will be made in the sole discretion of the Company in the form of cash or Company Stock.

                                    (b) Each Employee shall become an Eligible Participant on the first day of the month coinciding with or next following the completion of a Year of Service during the twelve-month period beginning on the date the Employee first performs an Hour of Service or during any Plan Year thereafter.”

    9. Effective January 1, 2003, Sections 3.05 and 3.06 of the Plan are amended to read as follows:

          "3.05   Rollover Contributions

                                   (a) Any Employee may elect to make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Plan the assets in cash which constitute such Rollover Contribution, provided that such Rollover Contribution meets such conditions as the Administrator may establish. The Trustee will allocate and post to the Rollover Account of such Employee the amount of such Rollover Contribution.  No Rollover Contribution by an Employee pursuant to this Section 3.05 will be deemed to be a contribution of such Employee for purposes of Article IV.

                                   (b) If it is later determined that an amount transferred pursuant to subsection (a), above, did not in fact qualify as a Rollover Contribution, the balance allocated to the Employee’s Rollover Contribution Account will immediately be: (i) segregated from all other Plan assets; (ii) treated as a non‑qualified trust established by and for the benefit of the Employee; and (iii) distributed to the Employee, as adjusted for earnings and losses.  Any such nonqualifying rollover will be deemed never to have been a part of the Plan.

                                   (c) An Employee who is entitled to receive a lump sum distribution from a qualified plan described in Section 401(a) of the Code maintained by an Employer as the result of separation of employment or retirement from a Commonly Controlled Entity may elect to have such lump sum distribution deposited into his Rollover Contribution Account under the Plan.

                                   (d)  Such Rollover Contribution must be made in accordance with procedures that may be specified by the Administrator.

          3.06 Election Procedures.

                                   (a) A Participant’s election to make Pre-Tax Contributions and Voluntary Contributions will continue in effect (with automatic adjustment for any change in his Compensation) until changed or terminated pursuant to procedures established by the Administrator, suspended under the terms of this Plan, or until the Participant ceases to be paid as an Employee.

                                   (b) In the event of a mistake by either the Employer or the Administrator regarding the amount of a Participant’s Pre-Tax Contributions or Voluntary Contributions during a Plan Year, the Employer may permit, in its sole discretion, contributions in excess of the 100 percent limit set forth in Sections 3.01 and 3.02 to be made for 1 or more payroll periods during such Plan Year, but only to the extent required for such contributions for the Plan Year to equal what they would have been in the absence of the mistake.

                                   (c) A Participant’s election to make Pre-Tax Contributions and Voluntary Contributions may be limited pursuant to procedures established by the Administrator for purposes of complying with any tax, deferral or other withholding obligations or elections with respect to such Participant’s Compensation.”

    10. Effective January 1, 2003, Sections 4.01 through 4.07 of the Plan are amended to read as follows:

          “4.01 Actual Deferral Percentage Test.

                                   (a) The Plan will satisfy the actual deferral percentage test set forth in Section 401(k)(3) of the Code and Treasury Regulation §1.401(k)-1(b), the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference (including, at the election of the Employer, the making of qualified nonelective contributions, as defined in Section 401(m)(4)(C) of the Code, to be treated as Pre-Tax Contributions hereunder), each as modified by subsection (b), below.  In accordance with Section 401(k)(3) of the Code and Treasury Regulation §1.401(k)-1(b), as modified by subsection (b), below, the actual deferral percentage for HCEs for any Plan Year will not exceed the greater of:

                                                  (1) the actual deferral percentage for NHCEs for the current Plan Year multiplied by 1.25, or

                                                  (2) the lesser of (i) the actual deferral percentage for NHCEs for the current Plan Year multiplied by 2 and (ii) the actual deferral percentage for NHCEs for the current Plan Year plus 2%.

                                    (b) In performing the actual deferral percentage test described in subsection (a), above, the following special rules will apply:

                                                  (1) the deferral percentages of Participants who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer will be disaggregated from the deferral percentages of other Participants and the provisions of this Section 4.01 will be applied separately with respect to each group.

                                                  (2) Employees who have not become eligible to become Participants will be disregarded in applying this Section 4.01.

                                                  (3) The Administrator may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation §1.401(k)-1.

           4.02 Actual Contribution Percentage Test.

                                     (a) The Plan will satisfy the actual contribution percentage test set forth in Section 401(m)(2) of the Code and Treasury Regulation §1.401(m)-1(b), the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference (including, at the election of the Employer, the making of qualified nonelective contributions, as defined in Section 401(m)(4)(C) of the Code, to be treated as Pre-Tax Contributions hereunder), each as modified by subsection (b), below. In accordance with Section 401(m)(2) of the Code and Treasury Regulation §1.401(m)-1(b), as modified by subsection (b), below, the actual contribution percentage for HCEs for any Plan Year will not exceed the greater of:

                                                   (1) the actual contribution percentage for NHCEs for the current Plan Year multiplied by 1.25, or

                                                   (2) the lesser of (i) the actual contribution percentage for NHCEs for the current Plan Year multiplied by 2 and (ii) the actual contribution percentage for NHCEs for the current Plan Year plus 2%.

                                      (b) In performing the actual contribution percentage test described in subsection (a), above, the following special rules will apply:

                                                    (1) the limit imposed by the actual contribution percentage test will apply only to HCEs and NHCEs who are not covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer;

                                                   (2) Employees who have not become eligible to become Eligible Participants will be disregarded in applying this Section 4.02.

                                                    (3) The Administrator may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation §1.401(m)-1.

          4.03 Limit on Pre-Tax Contributions.  The aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) made on behalf of each Participant under the Plan for any Plan Year will not exceed:

                                      (a) the Contribution Dollar Limit, reduced by:

                                      (b)the sum of any of the following amounts that were contributed on behalf of the Participant for the Plan Year under a plan, contract, or arrangement other than this Plan:

                                                    (1) any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includable in the Participant’s gross income for the taxable year under Section 402(e)(3) of the Code (determined without regard to Section 402(g) of the Code);

                                                    (2) any employer contribution to the extent not includable in the Participant’s gross income for the taxable year under Section 402(h)(1)(B) of the Code (determined without regard to Section 402(g) of the Code);

                                                    (3) any employer contribution to purchase an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code); and

                                                    (4) any elective employer contribution under Section 408(p)(2)(A)(i) of the Code;

provided that no contribution described in this subsection (b) will be taken into account for the purpose of reducing the dollar limit in subsection (a), above, if the plan, contract, or arrangement is not maintained by a Commonly Controlled Entity unless the Participant has filed a notice with the Administrator not later than March 15 of the next Plan Year regarding such contribution.

           4.04  Maximum Contributions.

                                       (a) In addition to any other limitation set forth in the Plan and notwithstanding any other provision of the Plan, in no event will the annual additions allocated to a Participant’s Individual Account under the Plan, together with the aggregate annual additions allocated to the Participant’s Individual Accounts under all other defined contribution plans required to be aggregated with the Plan under the provisions of Section 415 of the Code, exceed the maximum amount permitted under Section 415 of the Code, the provisions of which are incorporated herein by reference.

                                       (b) If the limitations imposed by this Section 4.04 apply to a Participant who is entitled to annual additions under one or more tax-qualified plans with which the Plan is aggregated for purposes of Section 415 of the Code, the annual additions under the Plan and such other plan or plans will be reduced in the following order, to the extent necessary to prevent the Participant’s benefits and/or annual additions from exceeding the limitations imposed by this Section:

                                                   (1) All other defined contribution plans in which the Participant participated and with which the Plan is aggregated for purposes of Section 415 of the Code, in an order based on the reverse chronology of the annual additions to the plans, beginning with the last annual addition and ending with the first annual addition; and

                                                   (2) The Plan.

          4.05 Imposition of Limitations.  Notwithstanding anything contained in the Plan to the contrary, the Administrator may, in his sole discretion, limit the amount of a Participant’s Pre-Tax Contributions and Voluntary Contributions during a Plan Year to the extent that he determines that the imposition of such a limit is necessary or appropriate to ensure that the Plan will satisfy the requirements of this Article.  Any such limitation may be imposed on a Participant at any time and without advance notice to the Participant, and regardless of whether the Participant is covered by a collective bargaining agreement between employee representatives and an Employer.  The Administrator can impose limitations beyond those that are absolutely necessary to satisfy the requirements of this Article and may, in his sole discretion, impose more restrictive limitations that are designed to enable the Plan to satisfy those requirements by a reasonable margin.  Notwithstanding anything contained in the Plan to the contrary, in the event that the Contributions to be allocated to a Participant for a particular payroll period would cause the limitations of Section 4.04 to be exceeded with respect to a Participant, the Incentive Contributions which otherwise would be made with respect to such Participant for such period will be first reduced or eliminated so that the limitations of Section 4.04 are not exceeded.

          4.06 Return of Excess Annual Additions, Deferrals and Contributions.

                                        (a) If a Participant’s Pre-Tax Contributions or Voluntary Contributions cause the annual additions allocated to a Participant’s Individual Account to exceed the limit imposed by Section 4.04, such excess contributions (plus or minus any gains or losses thereon) will be returned to the Participant in the following order: (i) Voluntary Contributions for which no Incentive Contributions were made; (ii) Pre-Tax Contributions for which no Incentive Contributions were made; (iii) Voluntary Contributions for which Incentive Contributions were made; and (iv) Pre-Tax Contributions for which Incentive Contributions were made.  Contributions returned pursuant to this subsection (a) will be disregarded in applying the limits imposed by Sections 4.01 through 4.03.

                                        (b) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, if a Participant’s aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) with respect to a Plan Year exceed the Contribution Dollar Limit, the following rules will apply to such excess (the Participant’s “excess deferrals”):

                                                    (1) Not later than the first January 31 following the close of the Plan Year, the Participant may allocate to the Plan all or any portion of the Participant’s excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Plan will not exceed the amount of the Participant’s Pre-Tax Contributions to the Plan for the Plan Year that have not been withdrawn or distributed) and will notify the Administrator of any amount allocated to the Plan.

                                                    (2) If excess deferrals have been made to this Plan, or any other plan maintained by a Commonly Controlled Entity, on behalf of a Participant for a Plan Year, the Participant will be deemed to have allocated such excess deferrals to the Plan pursuant to subsection (b)(1), above, and the Plan will distribute such excess deferrals pursuant to subsection (b)(3), below.

                                                     (3) As soon as practicable, but in no event later than the first April 15th following the close of the Plan Year, the Plan will distribute to the Participant the amount allocated or deemed allocated to the Plan under subsection (b)(1) or (b)(2), above (plus or minus any gains or losses thereon). The distribution described in this subsection (b)(3) will be made notwithstanding any other provision of the Plan.

                                       (c) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, after any excess deferrals (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (b), above, and after any action pursuant to Section 4.05 with respect to the Plan Year has been taken, if the actual deferral percentage for the Plan Year of HCEs exceeds the limit imposed by Section 4.01, the following rules apply:

                                                     (1) (A) The amount of the excess contributions (determined in accordance with Section 401(k)(8)(B) of the Code and subparagraph (3), below), plus or minus any gains or losses thereon (including, in the discretion of the Administrator, gains or losses attributable to the “gap period” within the meaning of Treasury Regulation §1.401(k)-1(f)(4)), will be distributed to HCEs, beginning with the HCE with the highest dollar amount of Pre-Tax Contributions for the Plan Year in an amount required to cause that HCE’s Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions of the HCE with the next highest dollar amount of Pre-Tax Contributions (or in such lesser amount that is equal to the total amount of excess contributions). The process described in the preceding sentence will continue until the reduction equals the total excess contributions made to the Plan.

                                                          (B) The distribution described in subparagraph (A), above, will be made as soon as practicable, but in no event later than the close of the Plan Year following the close of the Plan Year with respect to which the excess contributions were made.

                                                           (C) The gains or losses on excess contributions will be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Participant’s Pre-Tax Contribution Account by the following fraction:

                                                                  (i)  The numerator of the fraction will be the amount of the excess contributions.

                                                                 (ii) The denominator of the fraction will be the value of the Participant’s Pre-Tax Account as of the last day of the Plan Year (or at the end of the gap period, if elected by the Company), reduced by any positive earnings (or increased by any negative earnings) credited to the Participant’s Pre-Tax Contribution Account for the Plan Year (and for the gap period, if elected by the Company).

Notwithstanding the preceding provisions of this subparagraph (C), in the discretion of the Administrator, the gains and losses on excess contributions will be determined in accordance with any method permitted under the Code and the applicable Treasury Regulations.

                                                    (2) In accordance with Treasury Regulations, the Administrator may elect, in his sole discretion, to treat as a Voluntary Contribution the amount of the excess contributions attributable to a Participant who is an HCE, except to the extent that such Voluntary Contribution would cause the Plan to exceed (or to continue to exceed) the contribution percentage limit imposed by Section 4.02.

                                                    (3) The excess contributions to the Plan will be determined in accordance with Section 401(k)(8)(B) of the Code by performing the hypothetical calculation described in this subparagraph (3). The actual deferral percentage of the HCE with the highest individual actual deferral percentage will be reduced to the extent necessary to cause his actual deferral percentage to equal the actual deferral percentage of the HCE with the second highest individual actual deferral percentage (or, if it would result in a lesser reduction, to the extent necessary to cause the Plan to satisfy the actual deferral percentage test under Section 4.01). The excess contribution to the Plan is the amount by which the Pre-Tax Contributions of the HCE with the highest individual actual deferral percentage would have been reduced after the hypothetical reduction in actual deferral percentage described in the preceding sentence. This process will continue until no excess contributions remain.

The distribution described in subparagraph (1), above, will be made notwithstanding any other provision of the Plan. The amount distributed pursuant to subparagraph (1), above, or recharacterized pursuant to subparagraph (2), above, for a Plan Year with respect to a Participant will be reduced by any excess deferral previously distributed from the Plan to such Participant for the Participant’s taxable year ending with or within such Plan Year.

                                         (d) If a Participant’s Pre-Tax Contributions or Voluntary Contributions (plus or minus any gains or losses thereon) are returned to him pursuant to the provisions of this Section 4.06, any Incentive Contributions (plus or minus any gains or losses thereon) with respect to such returned Pre-Tax Contributions or Voluntary Contributions will be immediately forfeited. Any such forfeitures will be applied to reduce the Company’s obligation to make Incentive Contributions pursuant to Article III.

                                         (e) After any excess deferrals (plus or minus any gains or losses thereon), and any excess contributions (plus or minus any gains or losses thereon), with respect to a Plan Year have been distributed and/or re-characterized, in accordance with subsections (a), (b), (c), and (d), above, and after any action pursuant to Section 4.05 with respect to the Plan Year has been taken, if the contribution percentage for the Plan Year of HCEs exceeds the actual contribution percentage limit imposed by Section 4.02, the following rules will apply:

                                                    (1) (A) The amount of the excess aggregate contributions for the Plan Year (determined in accordance with Section 401(m)(6)(B) of the Code and subparagraph (3), below), plus or minus any gains or losses thereon (including, in the discretion of the Company, gains or losses attributable to the “gap period” within the meaning of Treasury Regulation §1.401(m)-1(e)(3)), will be distributed (or, if forfeitable, will be forfeited) as soon as practicable and in any event before the close of the Plan Year following the close of the Plan Year with respect to which the excess aggregate contributions were made.

                                                             (B) The gains or losses on excess aggregate contributions will be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Participant’s Voluntary and Incentive Contribution Accounts by the following fraction:

                                                                 (i) The numerator of the fraction will be the amount of the excess aggregate contributions.

                                                                 (ii) The denominator of the fraction will be the value of the Participant’s Voluntary and Incentive Contribution Accounts as of the last day of the Plan Year (or at the end of the gap period, if elected by the Company), reduced by any positive earnings (or increased by any negative earnings) credited to the Participant’s Voluntary and Incentive Contribution Accounts for the Plan Year (and for the gap period, if elected by the Company).

Notwithstanding the preceding provisions of this subparagraph (B), in the discretion of the Administrator, the gains and losses on excess contributions will be determined in accordance with any method permitted under the Code and the applicable Treasury Regulations.

                                                     (2) Any distribution in accordance with subparagraph (1), above, will be made to HCEs, beginning with the HCE with the highest dollar amount of Voluntary Contributions and Incentive Contributions for the Plan Year in an amount required to cause that HCE’s Voluntary Contributions and Incentive Contributions to equal the dollar amount of the Voluntary Contributions and Incentive Contributions of the HCE with the next highest dollar amount of Voluntary Contributions and Incentive Contributions (or in such lesser amount that is equal to the total amount of excess aggregate contributions). This process will continue until the reduction equals the total excess aggregate contributions made to the Plan. Such distributions will be made notwithstanding any other provision of the Plan.

                                                      (3) The excess aggregate contributions to the Plan will be determined in accordance with Section 401(m)(6)(B) of the Code by performing the hypothetical calculation described in this subparagraph (3). The actual contribution percentage of the HCE with the highest individual actual contribution percentage will be reduced to the extent necessary to cause his actual contribution percentage to equal the actual contribution percentage of the HCE with the second highest individual actual contribution percentage (or, if it would result in a lesser reduction, to the extent necessary to cause the Plan to satisfy the actual contribution percentage under Section 4.02). The excess aggregate contribution to the Plan is the amount by which the Voluntary Contributions and Incentive Contributions on behalf of the HCE with the highest individual actual contribution percentage would have been reduced after the hypothetical reduction in actual contribution percentage described in the preceding sentence. This process will continue until no excess aggregate contributions remain.

The determination of the excess aggregate contributions under this subsection (e) for any Plan Year will be made after taking the measures called for by the preceding subsections of this Section 4.06.

          4.07 Incorporation by Reference.  Each incorporation by reference in this Article IV of the provisions of Sections 401(k)(3), (m)(2) and 415, and the specific underlying regulations thereunder, includes this incorporation by reference to any subsequent Internal Revenue Service guidance issued thereunder.”

    11. Effective January 1, 2003, a new Section 4.08 is added to the Plan to read as follows:

          "4.08  Minimum Distribution Requirements.

                                          (a)  General Rules.

                                                     (1)  Effective Date.  The provisions of this Section 4.08 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

                                                     (2)  Coordination with Minimum Distribution Requirements Previously in Effect.  Required minimum distributions for 2002 under this Section 4.08 will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 4.08 equals or exceeds the required minimum distributions determined under this Section 4.08, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 4.08 is less than the amount determined under this Section 4.08, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section 4.08.  This Section 4.08(a)(2) does not apply.

                                                     (3) Precedence.  The requirements of this Section 4.08 will take precedence over any inconsistent provisions of the Plan.

                                                      (4) Requirements of Treasury Regulations Incorporated.  All distributions required under this Section 4.08 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

                                                     (5) TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section 4.08, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.

                                         (b) Time and Manner of Distribution.

                                                      (1) Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

                                                      (2) Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

                                                             (A) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                                                            (B) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                                                             (C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

                                                            (D) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 4.08(b)(2), other than Section 4.08(b)(2)(A), will apply as if the surviving Spouse were the Participant.

            For purposes of this Section 4.08(b)(2) and Section 4.08(d) below, unless Section 4.08(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 4.08(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 4.08(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 4.08(b)(2)(A), the date distributions are considered to begin is the date distributions actually commence.

                                                     (3) Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 4.08(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

                                           (c) Required Minimum Distributions During Participant’s Lifetime.

                                                     (1) Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                                                           (A) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

                                                            (B) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

                                                      (2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 4.08(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

                                           (d) Required Minimum Distributions After Participant’s Death.

                                                       (1) Death On or After Date Distributions Begin.

                                                            (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

                                                                  (i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                                                                  (ii) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

                                                                   (iii) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

                                                             (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                                                        (2) Death Before Date Distributions Begin.

                                                              (A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 4.08(d)(1).

                                                              (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

                                                               (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 4.08(b)(2)(A), this Section 4.08(d)(2) will apply as if the surviving Spouse were the Participant.

                                             (e)           Definitions.

                                                         (1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.03 and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

                                                         (2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 4.08(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

                                                         (3) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

                                                          (4) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

                                                          (5) Required beginning date. In any case, the payment date of the accrued benefit of a Participant (i) who is not an Employee, or (ii) who is an Employee and who is a 5-percent owner (as defined in Section 416 of the Code), will not be later than April 1 following the calendar year in which the Participant attains age 70-1/2 (with required distributions to be made by each December 31 thereafter) and will comply with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder.  With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary.  This provision will continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.”

    12. Effective January 1, 2002, new Sections 4.09 and 4.10 are added to the Plan to read as follows:

          "4.09 Catch-Up Contributions.  Notwithstanding anything in this Plan to the contrary, with respect to Contributions for Plan Years beginning after December 31, 2001, all Participants who attain age 50 before the close of the relevant Plan Year will be eligible to make additional Pre-Tax Contributions as catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code, the provisions of which are hereby incorporated herein by reference.  Such catch-up contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code, and will not be subject to the requirements of Section 4.06.  The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 410(b) or 416 of the Code by reason of the making of such catch-up contributions.

          4.10 Definition of Compensation.  For Plan Years and limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in this Article IV, compensation paid or made available during such Plan Year or limitation year will include elective amounts that are not included in gross income of the Employee by reason of Section 132(f) of the Code.  This provision will also apply for purposes of Section 1.30 and Article XI of the Plan.”

    13. Effective January 1, 2003, the second paragraph of section 5.07 of the Plan is amended to read as follows:

            “If the Current Balance of the Participant’s Individual Account is not greater than five thousand dollars ($5,000), the Current Balance of the account will be paid as a single sum pursuant to procedures as may be established by the Administrator. If the Current Balance of the Participant’s Individual Account is in excess of five thousand dollars ($5,000), the Participant’s consent shall be required for such distribution to be made. A terminated Participant may elect to receive a distribution as of any Allocation Date following the Participant’s termination of employment and preceding his or her Normal Retirement Date. In the event the Participant does not consent to an earlier distribution, the Participant’s Individual Account shall continue to be held until the Allocation Date following his Normal Retirement Date at which time the account will be distributed in accordance with Section 5.08. The value of a Participant’s vested Current Balance shall be determined without regard to that portion of the Current Balance that is attributable to Rollover Contributions and earnings allocable thereto.”

    14. Effective January 1, 2002, Section 5.10(a) of the Plan is amended to read as follows:

                                             “ (a)  Direct Rollover. With respect to a cash payment hereunder which constitutes an Eligible Rollover Distribution, a Distributee may direct the Administrator to have such payment paid to an Eligible Retirement Plan.”

    15. Effective January 1, 2002, Section 6.04(d)(ii) of the Plan is amended by substituting six (6) months for twelve months (12) therein, and Section 6.4(d)(iii) is deleted.

    16. Effective January 1, 2003, a new Section 6.05(u) is added to the Plan to read as follows:

“(u) Special Rules Concerning Loan Repayments While on Qualified Military Leave.  Notwithstanding anything contained herein to the contrary, if an Employee fails to make one or more loan repayments while he is on a qualified military leave of absence (as defined in accordance with Section 414(u)(5) of the Code), no loan will be deemed to be in default solely as a result of such failure.  As of the end of the qualified military leave of absence, the term of any outstanding loan will be extended by the period of the qualified military leave of absence and the outstanding loan balance will be reamortized to reflect interest accrued during such period.  If such an extension would, after reamortizing such loan to reflect loan repayments made and interest accrued during such qualified military leave of absence, result in smaller monthly loan repayments than under the terms of the original loan, then the loan term will be extended but only for such time to ensure that monthly loan repayments following the qualified military leave of absence are at least equal to monthly loan repayments under the terms of the original loan. “

    17. Effective January 1, 2003, Article VII of the Plan is amended to read as follows:

“ARTICLE VII
TRUST, ACCOUNTING AND INVESTMENT OPTIONS

           7.01 Trust Agreement.  A Designated Officer may enter into one or more Trust Agreements to provide for the holding, investment and payment of Plan assets.  All Trust Agreements, as from time to time amended, will continue in force and will be deemed to form a part of the Plan.  Subject to the requirements of the Code and ERISA, the Administrator may cause assets of the Plan which are securities to be held in the name of a nominee or in street name provided such securities are held on behalf of the Plan by:

                                            (a) a bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company;

                                            (b) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; or

                                            (c) a “clearing agency” as defined in Section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee.

           7.02 Right of Employers to Plan Assets.  The Employers will have no right or claim of any nature in or to the assets of the Plan except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with the Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan; provided, that:

                                             (a) if the Plan receives an adverse determination with respect to its initial qualification under Sections 401(a), 401(k) and 401(m) of the Code, Contributions conditioned upon the qualification of the Plan will be returned to the appropriate Employer within 1 year of such denial of qualification; provided, that the application for determination of initial qualification is made by the time prescribed by law for filing the respective Employer’s return for the taxable year in which the Plan is adopted, or by such later date as is prescribed by the Secretary of the Treasury under Section 403(c)(2)(B) of ERISA;

                                             (b) if, and to the extent that, deduction for a Contribution under Section 404 of the Code is disallowed, Contributions conditioned upon deductibility will be returned to the appropriate Employer within 1 year after the disallowance of the deduction;

                                             (c) if, and to the extent that, a Contribution is made through mistake of fact, such Contribution will be returned to the appropriate Employer within 1 year of the payment of the Contribution; and

                                             (d) any amounts held suspended pursuant to the limitations of Section 415 of the Code will be returned to the Employers upon termination of the Plan.

All Contributions made hereunder are hereby expressly conditioned upon the Plan being qualified under Sections 401(a), 401(k) and 401(m) of the Code and a deduction being allowed for such contributions under Section 404 of the Code.  Pre-Tax Contributions returned to an Employer pursuant to this Section will be paid to the Participant for whom contributed as soon as administratively convenient.  If these provisions result in the return of Contributions after such amounts have been allocated to Individual Accounts, such Individual Accounts will be reduced by the amount of the allocation attributable to such amount, adjusted for any losses or expenses.

          7.03 Individual Participant Accounting.

                                              (a) Individual Account Maintenance.  The Administrator will cause the Individual Accounts for each Participant to reflect transactions involving Contributions and other allocations thereto, loans, earnings, losses, withdrawals, distributions and expenses to be allocated and posted to the Individual Accounts in accordance with the terms of this Plan.  Financial transactions during or with respect to an Accounting Period will be accounted for at the Individual Account level by allocating and posting each transaction to the Individual Account as of a Trade Date.  At any point in time, the value of a Participant’s accrued benefit will be equal to the sum of the aggregate of the following amounts determined under (1), (2) and (3) with regard to each Investment Option:

                                                     (1) the (A) Unit Values for the portion of his Individual Accounts invested in each Investment Options under 7.04(a) multiplied by (B) the number of full and fractional units for each such Investment Option posted to his Individual Accounts;

                                                     (2) the (A) fair market value for the shares for the portion of his Individual Accounts invested in each Investment Option under 7.04(b) multiplied by (B) the number of full and fractional shares for each such Investment Option posted to his Individual Accounts; and

                                                     (3) the fair market value of any other assets of the Trust Fund (exclusive of assets described in (1) and (2)) in which a portion of his Individual Accounts is invested or held.

                                              (b) Trade Date Accounting and Investment Cycle.  For any transaction to be processed as of a Trade Date, the Administrator must receive instructions by the Sweep Time and such instructions will apply only to amounts held in and posted to the Individual Accounts as of the Trade Date.  Except as otherwise provided herein, all transactions will be effected on the Trade Date relating to the Sweep Time (or as soon thereafter as is administratively possible).

                                              (c) Suspension of Transactions.  Whenever the Administrator considers such action to be in the best interest of the Participants, the Administrator in its discretion may suspend from time to time the Trade Date or reset the Sweep Time.

                                              (d) How Fees and Expenses are Charged to Individual Accounts.  Individual Account maintenance fees will be charged to Individual Accounts (to the extent such fees are not paid by the Employer), provided that no fee will reduce an Individual Account balance below zero.  Transaction type fees (such as loan set-up fees, etc.) will be charged to the Individual Accounts involved in the transaction as determined pursuant to procedures adopted by the Administrator.  Fees and expenses incurred for the management and maintenance of Investment Options will be charged at the Investment Option level and reflected in the net gain or loss of each Investment Option to the extent not paid by the Employer.

                                              (e) Error Correction.  The Administrator may correct any errors or omissions in the administration of the Plan by crediting or charging any Individual Account with the amount that would have been allocated, credited or charged to the Individual Account had no error or omission been made.  Funds necessary for any such crediting will be provided through payment made by the Administrator, or, if the Administrator was not responsible for such error or omission, through payment by the Employer.

          7.04  Accounting for Investment Options.

                                              (a) Unit Accounting.  The investments in each Investment Option designated by the Administrator as subject to unit accounting will be maintained in full and fractional units.  The Administrator is responsible for determining the number of full and fractional units of each such Investment Option.

                                              (b) Share Accounting.  The investments in each Investment Option designated by the Administrator as subject to share accounting will be maintained in full and fractional shares.  The Administrator is responsible for determining the number of full and fractional shares of each such Investment Option.

          7.05 Accounts for Beneficiaries and Alternate Payees.  A separate Individual Account will be established for any Beneficiary entitled to any portion of a deceased Participant’s Individual Account, and for an Alternate Payee as of the date and in accordance with the directions specified in the QDRO.  Such Individual Account will be valued and accounted for in the same manner as any other Individual Account.  Beneficiaries and Alternate Payees will be treated as Participants to the extent provided as follows:

                                              (a) Exchange election.  A Beneficiary or an Alternate Payee may direct or exchange the investment of such Individual Account in the same manner as a Participant.

                                              (b) Withdrawals and Forms of Payment.  Payment to a Beneficiary may be made as provided herein.  An Alternate Payee will receive payment of the amount specified in the QDRO as soon as administratively possible, regardless of whether the Participant is an Employee, unless the QDRO specifically provides that payment be delayed, including at the election of the Alternate Payee.  Payment may be made in the same forms as are available to the Participant with respect to whom the QDRO has been obtained, to the extent provided in the QDRO.

                                              (c) Participant Loans.  A Beneficiary or an Alternate Payee will not be entitled to borrow from his Individual Account.  If a QDRO specifies that the Alternate Payee is entitled to any portion of the Individual Account of a Participant who has an outstanding loan balance, all outstanding loans will continue to be held in the Participant’s Individual Account and will not be divided between the Participant’s and Alternate Payee’s Individual Accounts.

                                              (d) Beneficiary.  A Beneficiary or an Alternate Payee (to the extent provided for in the QDRO) may designate a Beneficiary in the same manner as a Participant.

          7.06 Transition Rules.  The Administrator may adopt such procedures, including imposing “transition” periods, as are necessary to accommodate any plan mergers, Investment Option or accounting changes or events, or similar events as it determines are necessary for the proper administration of the Plan.

          7.07 Investment of Contributions.

                                              (a) Investment election.  Each Participant may direct the Administrator, by submission to the Administrator of an investment election, to invest Contributions (and loan repayments) posted to his Individual Accounts and other amounts allocated and posted to the Participant’s Individual Account in one or more Investment Options; provided, however, that investment elections may only be accepted for Rollover Contributions to the extent allowed by the Administrator. In the absence of an investment election, and subject to such rules as the Administrator may make, any other Contributions (and loan repayments) will be invested in the Short-Term Investment Fund.

                                              (b) Effective Date of Investment election; Change of Investment Election.  A Participant’s initial investment election will be effective with respect to an Investment Option on the Trade Date which relates to the Sweep Time on which or prior to which the investment election is received and not revoked pursuant to procedures specified by the Administrator.  A Participant’s investment election will continue in effect, notwithstanding any change in his Compensation or his contribution percentage, until the earliest of: (1) the effective date of a new investment election; or (2) the date he ceases to be a Participant.  A change in investment election will be effective with respect to an Investment Option as soon as administratively possible after the date the Administrator receives the Participant’s new investment election.

7.08  Investment of Accounts.

                                             (a) Exchange election.  Notwithstanding a Participant’s investment election, a Participant may direct the Administrator, by submission of an exchange election to the Administrator, to change the investment of his Individual Accounts between 2 or more Investment Options, on a pro rata basis with respect to each of the Participant’s Individual Accounts (exclusive of the Participant’s loans).

                                             (b) Effective Date of Exchange election.  An exchange election to change a Participant’s investment of his Individual Accounts in one Investment Option to another Investment Option will be effective with respect to such Investment Options on the Trade Date(s) which relates to the Sweep Time on which or prior to which the exchange election is received and not revoked pursuant to procedures specified by the Administrator.

                                             (c) Delayed Effective Date.  Notwithstanding any provision of this Section 7.08 to the contrary, if the sell portion of an exchange election can not be processed due to a problem in the market, a liquidity shortage in an Investment Option or disruption of other sell or buy orders in another Investment Option, the buy portion of the exchange election will not be processed on a Trade Date until the sell transaction can be processed.

          7.09 Investment Options.  The Plan’s Investment Options are indicated in Exhibit A.  In addition, a Designated Officer may, from time to time, as directed by the Investment Committee:

                                             (a) limit or freeze investments in, or transfers from, an Investment Option;

                                             (b) add funding vehicles thereunder;

                                             (c) liquidate, consolidate or otherwise reorganize an existing Investment Option; or

                                             (d) add new Investment Options to, or delete Investment Options from, Exhibit A.

          7.10 Transition Rules.  Effective as of the date designated by the Designated Officer on which any Investment Option is addressed under Section 7.07, each Participant will have the opportunity to make new investment elections and exchange elections to the Administrator no later than the applicable Sweep Time.  The Administrator may take such action as the Administrator deems appropriate, including, but not limited to:

                                              (a) using any reasonable accounting methods in performing his duties during the period of transition;

                                              (b) designating into which Investment Option a Participant’s Individual Accounts or Contributions will be invested;

                                               (c) establishing the method for allocating net investment gains or losses and the extent, if any, to which amounts received by and distributions paid from the Trust during this period share in such allocation;

                                               (d) investing all or a portion of the Trust’s assets in a short‑term, interest‑bearing Investment Option during such transition period;

                                              (e) delaying any Trade Date during a designated transition period or changing any Sweep Time or Valuation Time during such transition period; or

                                              (f) designating how and to what extent a Participant’s investment election or exchange election will apply to Investment Options.

          7.11 Restricted Investment Options.  Notwithstanding anything contained herein to the contrary: (a) a Participant may not direct investment of future Contributions or loan repayments in, or direct transfer of any portion of his Individual Account balance into the Income Fund; (b) purchases and sales in the Company Stock Fund will be restricted for Participants subject to applicable statutory, stock exchange or Company trading restrictions; and (c) amounts invested hereunder will be subject to such restrictions as may be imposed by (i) the issuer of securities to an Investment Option, or (ii) the investment manager or advisor of such Investment Option.

          7.12 Risk of Loss.  Neither the Plan nor the Company guarantees that the fair market value of the Investment Options, or of any particular Investment Option, will be equal to or greater than the amounts invested therein.  Neither the Plan nor the Company guarantees that the value of the Individual Accounts will be equal to or greater than the Contributions allocated thereto.  Except as required pursuant to ERISA, each Participant will have sole responsibility for the investment of his Individual Accounts and for transfers among the available Investment Options, and no fiduciary, or other person will have any liability for any loss or diminution in value resulting from any Participants’ exercise of, or failure to exercise, such investment responsibility.  Each Participant, Alternate Payee or Beneficiary assumes all risk of any decrease in the value of the Investment Options and the Individual Accounts.  The Plan is intended to constitute a plan described in Section 404(c) of ERISA.

          7.13 Interest in the Investment Options. No Participant, Alternate Payee or Beneficiary will have any claim, right, title, or interest in or to any specific assets of any Investment Option until distribution of such assets is made to such individual.  No Participant, Alternate Payee or Beneficiary will have any claim, right, title, or interest in or to the Investment Option, except as and to the extent expressly provided herein.

          7.14 Sole Source of Benefits.  Participants, Alternate Payees and Beneficiaries may only seek payment of benefits under the Plan from the Trust, except as otherwise required by law, the Employer assumes no responsibility or liability therefor.”

    18. Effective January 1, 2003, Section 8.05 of the Plan is deleted and Section 8.06 of the Plan is amended to read as follows:

           “8.06   Claims Procedure for Claims Made On and After January 1, 2003

                                              (a) Definitions.  For purposes of this Section 8.06, the following words or phrases in quotes when capitalized will have the meaning set forth below:

                                                          (1) ‘Adverse Benefit Determination’ means a denial, reduction or the termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim for a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant’s or Beneficiary’s eligibility to participate in the Plan.

                                                          (2) ‘Claim’ means a request for a benefit or eligibility to participate in the Plan, made by a Claimant in accordance with the Plan’s procedures for filing Claims, as described in this Section 8.06; provided the Claimant has satisfied the inquiry and request for review procedures as determined by the Administrator.

                                                           (3) ‘Claimant’ is defined in Section 8.06(b)(2).

                                                           (4)  ‘Notice’ or ‘Notification’ means the delivery or furnishing of information to an individual in a manner that satisfies applicable Department of Labor regulations with respect to material required to be furnished or made available to an individual.

                                                            (5) ‘Relevant Documents’ include documents, records or other information with respect to a Claim that:

                                                                  (A) were relied upon by the Claims Administrator in making the benefit determination;

                                                                  (B) were submitted to, considered by or generated for, the Claims Administrator in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Claims Administrator in making the benefit determination;

                                                                  (C) demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

                                                                  (D) constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant’s circumstances, without regard to whether such advice was relied upon by the Claims Administrator in making the benefit determination.

                                               (b) Procedure for Filing a Claim.  In order for a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (1) and (2) of this paragraph (b).

                                                            (1) Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Claims Administrator) and delivered, along with any supporting comments, documents, records and other information, to the Claims Administrator in person, or by mail postage paid, to the address for the Claims Administrator provided in the Summary Plan Description.

                                                            (2) Claims and appeals of denied Claims may be pursued by a Participant or an authorized representative of the Participant (each of whom will be referred to in this section as a ‘Claimant’).  However, the Claims Administrator may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Participant.

                                                (c) Initial Claim Review.  The initial Claim review will be conducted by the Claims Administrator, with or without the presence of the Claimant, as determined by the Claims Administrator in its discretion.  The Claims Administrator will consider the applicable terms and provisions of the Plan and amendments to the Plan, information and evidence that is presented by the Claimant and any other information it deems relevant.  In reviewing the Claim, the Claims Administrator will also consider and be consistent with prior determinations of Claims from other Claimants who were similarly situated and which have been processed through the Plan’s claims and appeals procedures within the past 24 months.

                                                (d)       Initial Benefit Determination.

                                                            (1) The Claims Administrator will notify the Claimant of the Claims Administrator’s determination within a reasonable period of time, but in any event (except as described in paragraph (2) below) within 90 days after receipt of the Claim by the Claims Administrator.

                                                            (2) The Claims Administrator may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the Claimant, prior to the expiration of the initial 90 day period, of circumstances requiring the extension of time and the date by which the Claims Administrator expects to render a decision.

                                                 (e)      Manner and Content of Notification of Adverse Benefit Determination.

                                                            (1) The Claims Administrator will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination, in accordance with applicable Department of Labor regulations.

                                                            (2) The Notification will set forth in a manner calculated to be understood by the Claimant:

                                                                (A) The specific reason or reasons for the Adverse Benefit Determination;

                                                                (B) Reference to the specific provision(s) of the Plan on which the determination is based;

                                                                (C) Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary;

                                                                (D) A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

                                                  (f) Procedure for Filing a Review of an Adverse Benefit Determination.

                                                            (1) Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Claims Administrator within 60 days after receipt of the Notice of the Adverse Benefit Determination.  Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan.  The appeal must be in writing utilizing the appropriate form provided by the Claims Administrator (or in such other manner acceptable to the Claims Administrator); provided, however, that if the Claims Administrator does not provide the appropriate form, no particular form is required to be utilized by the Participant.  The appeal must be filed with the Claims Administrator at the address listed in the Summary Plan Description.

                                                            (2) A Claimant will have the opportunity to submit written comments, documents, records and other information relating to the Claim.

                                                    (g) Review Procedures for Adverse Benefit Determinations.

                                                            (1) The Claims Administrator will provide a review that takes into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

                                                            (2) The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

                                                            (3) The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.

                                                    (h)    Timing and Notification of Benefit Determination on Review.  The Claims Administrator will notify the Claimant within a reasonable period of time, but in any event within 60 days after the Claimant’s request for review, unless the Claims Administrator determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination.  If the Claims Administrator determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial 60-day period indicating the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render the determination on review, which in any event will be within 60 days from the end of the initial 60-day period.  If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Claims Administrator is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.

                                                     (i)     Manner and Content of Notification of Benefit Determination on Review.

                                                            (1) The Claims Administrator will provide a written or electronic Notice of the Plan’s benefit determination on review, in accordance with applicable Department of Labor regulations.

                                                            (2) The Notification will set forth:

                                                                   (A) The specific reason or reasons for the Adverse Benefit Determination;

                                                                   (B) Reference to the specific provision(s) of the Plan on which the determination is based;

                                                                    (C) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and

                                                                   (D) A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

                                                    (j) Collectively Bargained Benefits.

                                                              (1) Where benefits are provided pursuant to a collective bargaining agreement and such collective bargaining agreement maintains or incorporates by specific reference: (i) provisions concerning the filing of a Claim for a benefit and the initial disposition of a Claim; and (ii) a grievance and arbitration procedure to which Adverse Benefit Determinations are subject, then Section 8.06(c) through and including Section 8.06(i) will not apply to such Claim.

                                                               (2) Where benefits are provided pursuant to a collective bargaining agreement and such collective bargaining agreement maintains or incorporates by specific reference a grievance and arbitration procedure to which Adverse Benefit Determinations are subject, then Sections 8.06(f) through and including Section 8.06(i) will not apply to such Claim.

                                                    (k) Statute of Limitations.  No cause of action may be brought by a Claimant who has received an Adverse Benefit Determination later than two years following the date of such Adverse Benefit Determination.”

    19. Effective January 1, 2003, Article XI of the Plan is amended to read as follows:

“ARTICLE XI

SPECIAL TOP-HEAVY RULES

            11.1 Application of Article XI.  This Article XI will apply only if the Plan is Top-Heavy, as defined below.  If, as of any Top-Heavy Determination Date, as defined below, the Plan is Top-Heavy, the provisions of Section 11.4 will take effect as of the first day of the Plan Year next following the Top-Heavy Determination Date and will continue to be in effect until the first day of any subsequent Plan Year following a Top-Heavy Determination Date as of which it is determined that the Plan is no longer Top-Heavy.

11.2 Definitions Concerning Top-Heavy Status.  In addition to the definitions set forth in Article I, the following definitions will apply for purposes of this Article XI, and will be interpreted in accordance with the provisions of Section 416 of the Code:

                                     (a) Aggregation Group - a group of Company Plans consisting of each Company Plan in the Required Aggregation Group and each other Company Plan selected by the Company for inclusion in the Aggregation Group that would not, by its inclusion, prevent the group of Company Plans included in the Aggregation Group from continuing to meet the requirements of Section 401(a)(4) and 410 of the Code.

                                      (b) Annual Compensation - compensation for a calendar year within the meaning of Treasury Regulation §1.415-2(d)(11)(ii) to the extent that such compensation does not exceed the annual compensation limit in effect for the calendar year under Section 401(a)(11) of the Code.

                                      (c) Company Plan - any plan of any Commonly Controlled Entity that is, or that has been determined by the Internal Revenue Service to be, qualified under Section 401(a) or 403(a) of the Code.

                                       (d) Key Employee - any employee of any Commonly Controlled Entity who satisfies the criteria set forth in Section 416(i)(1) of the Code.

                                      (e) Required Aggregation Group - one or more Company Plans comprising each Company Plan in which a Key Employee is a participant and each Company Plan that enables any Company Plan in which a Key Employee is a participant to meet the requirements of Section 401 (a)(4) or 410 of the Code.

                                       (f) Top-Heavy - the Plan is included in an Aggregation Group under which, as of the Top-Heavy Determination Date, the sum of the actuarial present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of the accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds 60 percent of the analogous sum determined for all employees.  The determination of whether the Plan is Top-Heavy will be made in accordance with Section 416(g)(2)(B) of the Code.

                                      (g) Top-Heavy Determination Date - the December 31 immediately preceding the Plan Year for which the determination is made.

                                        (h) Top-Heavy Ratio - the percentage calculated in accordance with subparagraph (f), above, and Section 416(g)(2) of the Code.

                                      (i) Top-Heavy Year - a Plan Year for which the Plan is Top-Heavy.

            11.3 Calculation of Top-Heavy Ratio.  The Top-Heavy Ratio with respect to any Plan Year will be determined in accordance with the following rules:

                        (a) Determination of Accrued Benefits:  The accrued benefit of any current. Participant will be calculated, as of the most recent valuation date that is within a 12-month period ending on the Top-Heavy Determination Date, as if the Participant had voluntarily terminated employment as of such valuation date.  Such valuation date will be the same valuation date used for computing plan costs for purposes of the minimum funding provisions of Section 412 of the Code.  Unless, as of the valuation date, the Plan provides for a nonproportional subsidy, the actuarial present value of the accrued benefit will reflect a retirement income commencing at age 65 (or attained age, if later).  If, as of the valuation date, the Plan provides for a nonproportional subsidy, the benefit will be assumed to commence at the age at which the benefit is most valuable.

The present values of accrued benefits and the amounts of account balances of an employee as of the Top-Heavy Determination Date will be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the Top-Heavy Determination Date. The preceding sentence will also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from service, death, or disability, this provision will be applied by substituting ‘5-year period’ for ‘1-year period’.  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date will not be taken into account.

                        (b) Aggregation.  The Plan will be aggregated with all Company Plans included in the Aggregation Group.

            11.4  Effect of Top-Heavy Status.

                        (a)Minimum Contribution.  Notwithstanding Article III, as of the last day of each Top-Heavy Year, the Employer will make, for each Participant, (i) the contributions it otherwise would have made under the Plan for such Top-Heavy Year, or if greater, (ii) contributions for such Top-Heavy Year that, when added to the contributions made by the Employer for such Participant (and any forfeitures allocated to his Accounts) for such Top-Heavy Year under all other defined contribution plans of any Commonly Controlled Entity, aggregate three percent of his Annual Compensation; provided that the Plan will meet the requirements of this subsection (a) without taking into account Pre-Tax Contributions or other employer contributions attributable to a salary reduction or similar arrangement.

                        Employer matching contributions will be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence will apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement will be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements will be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

                        (b) Inapplicability to Union Employees.  The preceding provisions of this Section 11.4 will not apply with respect to any employee included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.

            11,5 Effect of Discontinuance of Top-Heavy Status.  If, for any Plan Year after a Top-Heavy Year, the Plan is no longer Top-Heavy, the provisions of Section 11.4 will not apply with respect to such Plan Year.

            11.6 Intent of Article XI.  This Article XI is intended to satisfy the requirements imposed by Section 416 of the Code and will be construed in a manner that will effectuate this intent.  This Article XI will not be construed in a manner that would impose requirements on the Plan that are more stringent than those imposed by Section 416 of the Code.”

    20. Effective January 1, 2003, a new Section 12.13 is added to the Plan to read as follows:

          “12.13Recognition of Power of Attorney.  Notwithstanding anything in this Plan to the contrary, the Administrator may, in his discretion, refuse to recognize any agent of a Participant who seeks to act on behalf of such Participant pursuant to a power of attorney unless and to the extent the power of attorney conforms with guidelines adopted by the Administrator from time to time.”

    21. Effective January 1, 2003, a new Exhibit A is added to the Plan to read as follows:

“EXHIBIT A

Investment Funds

CORE INVESTMENT OPTIONS

Short-Term
            Short-Term Investments Fund

Bond
            Bond Index Fund
            Bond Index Fund - Long Duration
            Bond Index Fund - Short Duration
            Income Fund (Frozen except for BP SIP)*

Hybrid
            Balanced Index Fund – Aggressive
            Balanced Index Fund – Conservative
            Balanced Index Fund – Moderate

Large Cap
            Equity Index Fund
            Equity Index Fund – Growth
            Equity Index Fund – Value

Mid Cap

            Mid-Cap Equity Index Fund

Small Cap

            Small-Cap Equity Index Fund
            Small-Cap Equity Index Fund – Growth
            Small-Cap Equity Index Fund – Value

International

            International Equity Index Fund
            International Equity Index Fund – Europe
            International Equity Index Fund – Far East

Company Stock
            BP Stock Fund*

* Investment option for the BP Savings Investment Plan (BP SIP); the BP SIP is being merged into the BP Employee Savings Plan (BP ESP) as of July 1, 2002.

MUTUAL FUND WINDOW INVESTMENT OPTIONS

Short-Term
            Fidelity Retirement Money Market Portfolio
            Fidelity Spartan U.S. Treasury Money Market Fund

Bond Funds
            Intermediate-Term Government
                        Fidelity Government Income Fund
                        Strong Government Securities Fund
                        T. Rowe Price U.S. Treasury Intermediate Bond Fund
                        USAA GNMA Trust

            Long-Term Government
                        PIMCO Long-Term U.S. Government Fund

Short-Term Bond
                        Harbor Short Duration Fund
                        Fidelity Institutional Short-Intermediate Government Fund
                        PIMCO Low Duration Fund

            Intermediate-Term Bond
                        Dodge & Cox Income Fund
                        Fidelity Investment Grade Bond Fund
                        Harbor Bond Fund
                        INVESCO Select Income Fund
                        Morgan Stanley Institutional Fixed Income Portfolio
                        PIMCO Total Return Fund
                        PIMCO Total Return Fund III

            Long-Term Bond
                        USAA Income Fund

            Multi-Sector Bond
                        Dreyfus Core Bond Fund
                        Janus Flexible Income Fund
                        T. Rowe Price Spectrum Income Fund

            High Yield Bond
                        Fidelity Capital & Income Fund
                        Fidelity High Income Fund
                        INVESCO High Yield Fund
                        Morgan Stanley Institutional High Yield Portfolio
                        PIMCO High Yield Fund

            Convertible Bond
                        Fidelity Convertible Securities Fund
                        Calamos Convertible Fund – Class A

            Emerging Markets Bond
                        Fidelity New Markets Income Fund

            International Bond
                        Payden Global Fixed Income Fund
                        PIMCO Foreign Bond Fund

Hybrid Funds
            Domestic Hybrid
                        Calvert Social Investment Fund Balanced Portfolio
                        Columbia Balanced Fund, Inc
                        Dreyfus Founders Balanced Fund F
                        Dreyfus Premier Balanced Fund
                        Fidelity Balanced Fund
                        Fidelity Puritan® Fund
                        INVESCO Total Return Fund
                        Janus Balanced Fund
                        Morgan Stanley Institutional Balanced Portfolio
                        Vanguard Asset Allocation Fund
                        Vanguard Wellesley Income Fund
                        Vanguard Wellington Fund

Large Cap U.S. Stock Funds
            Large Cap Value
                        American Century Equity Growth Fund
                        American Century Income & Growth Fund
                        American Funds American Mutual Fund
                        American Funds Investment Company of America
                        American Funds Washington Mutual Investors Fund
                        Clipper Fund
                        Credit Suisse  Large Cap Value Fund
                        Dreyfus Aggressive Value Fund
                        Fidelity Equity-Income Fund
                        Fidelity Equity-Income II Fund
                        Fundamental Investors
                        INVESCO Value Equity Fund
                        Legg Mason Value Trust, Inc.
                        Morgan Stanley Institutional Equity Portfolio
                        T. Rowe Price Equity Income Fund, Inc.
                        Vanguard Equity Income Fund
                        Vanguard Growth and Income Fund*
                        Vanguard Windsor Fund
                        Vanguard Windsor II Fund

* Investment option for the BP Savings Investment Plan (BP SIP); the BP SIP is being merged into the BP Employee Savings Plan (BP ESP) as of July 1, 2002.

            Large Cap Blend
                        AIM Blue Chip Fund
                        Credit Suisse Capital Appreciation Fund
                        Domini Social Equity Fund
                        Dreyfus Appreciation Fund, Inc.
                        Dreyfus Disciplined Stock Fund
                        Fidelity Blue Chip Growth Fund
                        Fidelity Disciplined Equity Fund
                        Fidelity Dividend Growth Fund
                        Fidelity Fiftysm
                        Fidelity Fund
                        Fidelity TechnoQuant® Growth Fund
                        INVESCO Equity Income Fund
                        Morgan Stanley Dean Witter Institutional Fund, Inc. –
                        Equity Growth Portfolio Class A
                        PIMCO StocksPLUS Fund
                        T. Rowe Price Blue Chip Growth Fund
                        T. Rowe Price Dividend Growth Fund
                        T. Rowe Price Growth Stock Fund
                        USAA Growth Fund
                        Vanguard PRIMECAP Fund

            Large Cap Growth
                        Alger Capital Appreciation Retirement Portfolio
                        Columbia Growth Fund
                        Dreyfus Founders Growth Fund F
                        Dreyfus Premier Third Century Fund, Inc.
                        Dreyfus Premier Worldwide Growth Fund, Inc.
                        Fidelity Growth Company Fund
                        Fidelity Large Cap Stock Fund
                        Fidelity Retirement Growth Fund
                        Harbor Capital Appreciation Fund
                        INVESCO Blue Chip Growth Fund
                        Janus Fund
                        Janus Growth and Income Fund
                        Janus Twenty Fund
                        Merrill Lynch Fundamental Growth Fund, Inc.
                        Papp America – Abroad Fund
                        Putnam Investors Fund A
                        Scudder Large Company Growth Fund
                        Strong Large Cap Growth Fund
                        Vanguard U.S. Growth Fund

Medium Cap U.S. Stock Funds
            Medium Cap Value
                        American Century Equity Income Fund
                        American Century Value Fund
                        Fidelity Value Fund
                        Strong Opportunity Fund
                        Strong Multi-Cap Value Fund
                        T. Rowe Price Value Fund

            Medium Cap Blend
                        Ariel Appreciation Fund
                        Fidelity Capital Appreciation Fund
                        Fidelity Trend Fund
                        Legg Mason Special Investment Trust, Inc.
                        Montgomery Global 20 Fund® – Class R
                        Neuberger Berman Socially Responsive Trust

            Medium Cap Growth
                        Alger MidCap Growth Retirement Portfolio
                        Alger Small Cap Retirement Portfolio
                        Baron Asset Fund
                        Credit Suisse Emerging Growth Fund
                        Fidelity Aggressive Growth Fund
                        Fidelity Export and Multinational Fund
                        Fidelity Mid-Cap Stock Fund
                        Fidelity OTC Portfolio
                        INVESCO Dynamics Fund
                        MAS Mid Cap Growth Portfolio
                        Strong Growth Fund
                        T. Rowe Price Mid-Cap Growth Fund

Small Cap U.S. Stock Funds
            Small Cap Value
                        Credit Suisse Small Cap Value Fund
                        Franklin Balance Sheet Investment Fund Class A
                        PIMCO Small-Cap Value Fund

            Small Cap Blend
                        Fidelity Small Cap Selector
                        Liberty Acorn Fund
                        Morgan Stanley Institutional Small Cap Value Portfolio
                        Neuberger Berman Genesis Trust
                        PIMCO Micro-Cap Growth Fund
                        T. Rowe Price Small-Cap Stock Fund

            Small Cap Growth
                        Baron Growth Fund
                        Delaware Trend Fund
                        Dreyfus Founders Discovery Fund F
                        Franklin Small Cap Growth Fund I – Class A
                        INVESCO Small Company Growth Fund
                        Managers Special Equity Fund
                        Morgan Stanley Dean Witter Institutional Fund, Inc. –
                          Small Company Growth Portfolio Class B

Specialty U.S. Stock Funds
            Specialty-Health Care
                        INVESCO Health Sciences Fund
                        T. Rowe Price Health Sciences

            Specialty-Natural Resources
                        T. Rowe Price New Era Fund

            Specialty-Real Estate
                        Cohen & Steers Realty Shares
                        Fidelity Real Estate Investment Portfolio

            Specialty Technology
                        Morgan Stanley Dean Witter Institutional Fund, Inc. –
                        Technology Portfolio Class A
                        MunderNetNet
                        PBGH Technology & Communications Fund
                        PIMCO Innovation Institutional Fund

            Specialty-Utilities
                        Fidelity Utilities Fund
                        INVESCO Utilities Fund

International Stock Funds
            Foreign Stock
                        American Century International Growth Fund
                        Credit Suisse International Equity Fund
                        Deutsche International Equity Fund
                        Fidelity Aggressive International Fund
                        Fidelity Diversified International Fund
                        Fidelity International Growth & Income Fund
                        Fidelity Overseas Fund
                        GAM International Fund A
                        J.P. Morgan Institutional International Equity Fund
                        Lazard International Equity Portfolio
                        Managers International Equity Fund
                        Putnam International Growth Fund A
                        Templeton Foreign Fund A

            Europe Stock
                        Fidelity Europe Capital Appreciation Fund
                        Fidelity Europe Fund
                        INVESCO European Fund
                        Merrill Lynch EuroFund
                        Putnam Europe Growth Fund A
                        T. Rowe Price European Stock Fund

International Hybrid
                        AIM Global Growth A Fund
                        Fidelity Global Balanced Fund

            Latin America Stock
                        Fidelity Latin America Fund
                        Scudder Latin America Fund
                        T. Rowe Price Latin America Fund

            Diversified Pacific Asia Stock
                        Fidelity Pacific Basin Fund
                        Fidelity Southeast Asia Fund
                        Merrill Lynch Pacific Fund, Inc.
                        Putnam Asia Pacific Growth Fund A

            Pacific/Asia Ex Japan Stock
                        AIM Asian Growth Fund A
                        Scudder Pacific Opportunities Fund – Class S

            Japan Stock
                        Fidelity Japan Fund
                        The Japan Fund, Inc. - Class S

            Diversified Emerging Markets Stock
                        Fidelity Emerging Markets Fund
                        Lazard Emerging Markets Portfolio
                        Templeton Developing Markets Trust A
                        Templeton Institutional Funds, Inc. – Emerging Markets Series

            World Stock
                        American Funds Capital World Growth and Income Fund
                        American Funds New Perspective Fund
                        Janus Worldwide Fund
                        Mutual Discovery Fund Class A
                        Putnam Global Growth Fund A
                        Templeton Growth Fund, Inc. A
                        Templeton World Fund A

Hybrid Asset Allocation Funds
            Fidelity Freedom Income® Fund
            Fidelity Freedom 2000® Fund
            Fidelity Freedom 2010® Fund
            Fidelity Freedom 2020® Fund

Fidelity Freedom 2030® Fund”

I, David V. Chandler, Director, U.S. Benefits hereby approve and adopt the foregoing amendments to the Plan.

                                                                        Dated this ____day of December 2002.

                                                                        ___________________________________

                                                                        David V. Chandler

                                                                        Director, U.S. Benefits